   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1998


                                                REGISTRATION NO. 333-61469
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       EOP OPERATING LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its governing instrument)

             DELAWARE                                6798                               36-4156801
 (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
  incorporation or organization)         Classification Code Number)              Identification Number)

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)
                            ------------------------

                               STANLEY M. STEVENS
                  EXECUTIVE VICE PRESIDENT-CHIEF LEGAL COUNSEL
                         EQUITY OFFICE PROPERTIES TRUST
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Name and address of agent for service)
                            ------------------------

                                   COPIES TO:

                             J. WARREN GORRELL, JR.
                                JAMES E. SHOWEN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                               AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
                   TITLE OF SECURITIES                         BEING       OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
                     BEING REGISTERED                        REGISTERED       SECURITY(1)            PRICE(1)            FEE
---------------------------------------------------------------------------------------------------------------------------------
6.375% Notes due 2003(2)..................................  $    100,000           100%            $    100,000
6.50% Notes due 2004......................................   250,000,000           100%             250,000,000
6.763% Notes due 2007.....................................   300,000,000           100%             300,000,000
6.750% Notes due 2008(2)..................................       100,000           100%                 100,000
7.25% Notes due 2028......................................   225,000,000           100%             225,000,000
6.376% MandatOry Par Put Remarketed Securities(SM) due
  2012(2).................................................       345,000           100%                 345,000
Debt Warrants to Purchase 6.763% Notes due 2008...........       300,000         $8.00             $  2,400,000
  Total Notes and Debt Warrants...........................                                         $777,945,000      $ 229,494(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).


(2) Previously registered with the Commission pursuant to Reg. No. 333-47347.



(3) Includes $229,333 paid upon the initial filing of this Registration Statement on August 14, 1998 and $161 of the fee paid in connection with Reg. No. 333-47347.



     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS WHICH CONSTITUTES PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO AND INCLUDES AN AGGREGATE PRINCIPAL AMOUNT OF $545,000 OF SECURITIES PREVIOUSLY REGISTERED ON FORM S-4, REG. NO. 333-47347.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                       EOP OPERATING LIMITED PARTNERSHIP
                               OFFER TO EXCHANGE


$100,000 6.375% NOTES DUE 2003 FOR ANY AND ALL OUTSTANDING 6.375% NOTES DUE 2003

 $250,000,000 6.50% NOTES DUE 2004 FOR ANY AND ALL OUTSTANDING 6.50% NOTES DUE
                                      2004
$300,000,000 6.763% NOTES DUE 2007 FOR ANY AND ALL OUTSTANDING 6.763% NOTES DUE
                                      2007

$100,000 6.750% NOTES DUE 2008 FOR ANY AND ALL OUTSTANDING 6.750% NOTES DUE 2008


$345,000 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012 FOR ANY AND
                                      ALL


    OUTSTANDING 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012

 $225,000,000 7.25% NOTES DUE 2028 FOR ANY AND ALL OUTSTANDING 7.25% NOTES DUE
                                      2028
300,000 DEBT WARRANTS TO PURCHASE $300,000,000 6.763% NOTES DUE 2008 FOR ANY AND
                                      ALL
    OUTSTANDING DEBT WARRANTS TO PURCHASE $300,000,000 6.763% NOTES DUE 2008
                            ------------------------


    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 13, 1998 UNLESS EXTENDED.

                            ------------------------


    EOP Operating Limited Partnership, a Delaware limited partnership (the "Company"), is making this Exchange Offer (the "Exchange Offer") to exchange its outstanding 6.375% Notes due 2003 (the "2003 Notes"), 6.50% Notes due 2004 (the "2004 Notes"), 6.763% Notes due 2007 (the "2007 Notes"), 6.750% Notes due 2008
("the 2008 Notes"), 6.376% MandatOry Par Put Remarketed Securities(SM) due 2012 (the "MOPPRS(SM)"), 7.25% Notes due 2028 (the "2028 Notes" and collectively with the 2003 Notes, the 2004 Notes, the 2007 Notes, the 2008 Notes and the MOPPRS, the "Private Notes") and Debt Warrants (the "Private Warrants") to Purchase $300,000,000 6.763% Notes due 2008 (the "Underlying Notes"), which are not freely transferable, for its 6.375% Notes due 2003 (the "2003 Exchange Notes"), 6.50% Notes due 2004 (the "2004 Exchange Notes"), 6.763% Notes due 2007 (the "2007 Exchange Notes"), 6.750% Notes due 2008 (the "2008 Exchange Notes"), 6.376% MandatOry Par Put Remarketed Securities(SM) due 2012 (the "Exchange MOPPRS"), 7.25% Notes due 2028 (the "2028 Exchange Notes" and collectively with the 2003 Exchange Notes, the 2004 Exchange Notes, the 2007 Exchange Notes, the 2008 Exchange Notes and the Exchange MOPPRS, the "Exchange Notes") and Debt Warrants to Purchase $300,000,000 6.763% Notes due 2008 (the "Exchange Warrants") offered hereby, which will be subject to fewer restrictions on transfer, as described below. The 2003 Exchange Notes, the 2008 Exchange Notes and the Exchange MOPPRS are sometimes collectively referred to as the "February Exchange Notes." The 2004 Exchange Notes, the 2007 Exchange Notes and the 2028 Exchange Notes are sometimes collectively referred to as the "June Exchange Notes." The Private Notes, the Underlying Notes and the Exchange Notes are sometimes collectively referred to as the "Notes." The Private Warrants and the Exchange Warrants are sometimes collectively referred to as the "Warrants."



    SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES OR THE EXCHANGE WARRANTS, INCLUDING:


    - Restrictions on transfer of the Private Notes and the Private Warrants will continue for holders who do not exchange such Private Notes and Private Warrants in the Exchange Offer;

    - Payments due under the Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company, as well as to indebtedness and other liabilities of the Company's subsidiaries;


    - The Exchange Notes and the Exchange Warrants will not be listed on any exchange. A public market for the Exchange Notes and the Exchange Warrants may not develop, which could make it difficult or impossible to sell the Exchange Notes and the Exchange Warrants, or, if such a market were to develop, the Exchange Notes and the Exchange Warrants could trade at prices that may be higher or lower than the initial offering prices of the Private Notes and the Private Warrants, respectively;

                                             [Cover page continued on next page]

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS
   TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.
                            ------------------------


               The date of this Prospectus is September   , 1998.

[Cover page continued from prior page]


     - If the Internal Revenue Service treats the Exchange MOPPRS as having contingent interest for federal income tax purposes, holders of Exchange MOPPRS would have to include original issue discount in their taxable income; and



     - The Exchange Notes (other than the Exchange MOPPRS) are subject to provisions that allow them to be redeemed at any time prior to the stated maturity date at the option of the Company, and the Exchange MOPPRS are subject to mandatory tender on the Remarketing Date (as defined below).



     The 2003 Exchange Notes will mature on February 15, 2003; the 2004 Exchange Notes will mature on June 15, 2004; the 2007 Exchange Notes will mature on June 15, 2007; the 2008 Exchange Notes will mature on February 15, 2008; the Exchange MOPPRS will mature on February 15, 2012; and the 2028 Exchange Notes will mature on June 15, 2028. The Exchange Notes other than the Exchange MOPPRS will be redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined in "Description of the Exchange Notes -- Optional Redemption"), if any. The Exchange MOPPRS will be redeemed or repurchased on February 15, 2002 (the "Remarketing Date"). The Exchange MOPPRS are subject to mandatory tender on the Remarketing Date to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), at 100% of their principal amount, except in limited circumstances. If the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS on the Remarketing Date or elects not to remarket the Exchange MOPPRS, or in certain other, limited circumstances, the Company will be required to repurchase the Exchange MOPPRS at 100% of the principal amount thereof plus accrued interest. The Exchange Notes will not be subject to any mandatory sinking fund. See "Description of the Exchange Notes."



     Interest on the February Exchange Notes offered hereby will be payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1999. Interest on the June Exchange Notes will be payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1998.



     The Private Notes are, and the Exchange Notes and the Underlying Notes will be, senior unsecured obligations of the Company and will rank equal with each other and with the Company's other unsecured and unsubordinated indebtedness. The Private Notes are, and the Exchange Notes and Underlying Notes will be, effectively subordinated to mortgages and other secured indebtedness of the Company as well as to indebtedness and other liabilities of the Company's subsidiaries.



     The Company will accept for exchange any and all validly tendered Private Notes and Private Warrants not withdrawn prior to 5:00 p.m., New York City time, on October 13, 1998 (the "Expiration Date"), unless the Exchange Offer is extended by the Company in its sole discretion. The Company believes that the Exchange Notes and the Exchange Warrants issued pursuant to the Exchange Offer in exchange for the Private Notes and Private Warrants, respectively, may be offered for resale, resold and otherwise transferred by a holder thereof (other than by (i) a broker-dealer who purchased the Private Notes or the Private Warrants, as applicable, directly from the Company or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring Exchange Notes or Exchange Warrants, as applicable, in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes or Exchange Warrants, as applicable. Holders of Private Notes or Private Warrants, as applicable, wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. This Prospectus, as it may be amended or supplemented from time to time, also may be used by a broker-dealer in connection with any resale of the Exchange Notes and the Exchange Warrants received for Private Notes or Private Warrants, respectively, where such Private Notes or Private Warrants were acquired by a broker-dealer as a result of market-making or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this

Prospectus, as may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."

     Any beneficial owner whose Private Notes or Private Warrants, as applicable, are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes or Private Warrants in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the letter of transmittal delivered herewith and delivering its Private Notes or Private Warrants, as applicable, either make appropriate arrangements to register ownership of the Private Notes or the Private Warrants, as applicable, in its own name, if permitted pursuant to the terms of such Private Notes or Private Warrants, as applicable, or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date.


     THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED HEREIN OR DELIVERED HEREWITH. COPIES OF THIS INFORMATION WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE DIRECTED TO EOP OPERATING LIMITED PARTNERSHIP, C/O EQUITY OFFICE PROPERTIES TRUST, TWO NORTH RIVERSIDE PLAZA, SUITE 2200, CHICAGO, ILLINOIS 60606, ATTENTION: DIANE MOREFIELD (TELEPHONE
NUMBER: (312) 466-3300). TO ENSURE TIMELY DELIVERY, REQUESTS MUST BE MADE NO LATER THAN OCTOBER 5, 1998.

                               TABLE OF CONTENTS


                                          PAGE
                                          ----
Available Information...................    2
Incorporation of Certain Documents by
  Reference.............................    2
Summary.................................    4
  The Company...........................    4
  The Exchange Offer....................    5
  The Exchange Notes....................    8
  The Exchange Warrants.................   10
  No Cash Proceeds to the Company.......   11
  Summary Risk Factors..................   11
  Summary Selected Financial
     Information........................   12
Risk Factors............................   15
  Restrictions on Transfer of Private
     Notes and Private Warrants Will
     Continue If Private Notes or
     Private Warrants, As Applicable,
     Are Not Tendered or Are Not
     Accepted for Exchange..............   15
  There Is No Current Public Market for
     Exchange Notes or Exchange
     Warrants...........................   15
  The Notes Are Effectively Subordinated
     to Our Secured Indebtedness and
     Certain Other Indebtedness of Our
     Subsidiaries.......................   16
  The Exchange Notes May Not Remain
     Outstanding for Their Full Terms to
     Maturity; the Exchange MOPPRS Must
     Be Tendered on the Remarketing
     Date...............................   16
  Holders of Exchange MOPPRS Might Have
     to Include Original Issue Discount
     in Their Taxable Income............   16
The Company.............................   18
No Cash Proceeds to the Company.........   18
Ratios of Earnings to Fixed Charges.....   18
Capitalization..........................   19
Selected Financial Information..........   20
The Exchange Offer......................   23
  Purpose of the Exchange Offer.........   23
  Terms of the Exchange Offer...........   24



                                          PAGE
                                          ----
  Expiration Date; Extensions;
     Amendments.........................   25
  Interest on the Exchange Notes and
     Accrued Interest on the Private
     Notes..............................   25
  Resale of the Exchange Notes and the
     Exchange Warrants..................   26
  Procedures for Tendering..............   27
  Return of Private Notes and Private
     Warrants...........................   29
  Book-Entry Transfer...................   29
  Guaranteed Delivery Procedures........   29
  Withdrawal of Tenders.................   30
  Termination of Certain Rights.........   30
  Exchange Agent........................   31
  Fees and Expenses.....................   31
  Consequences of Failure to Exchange...   31
  Accounting Treatment..................   32
Description of the Exchange Notes.......   33
  General...............................   33
  Principal and Interest................   33
  Optional Redemption...................   34
  Tender of Exchange MOPPRS;
     Remarketing........................   35
  Repurchase of Exchange MOPPRS.........   39
  Redemption of Exchange MOPPRS.........   39
  Certain Indenture Covenants...........   39
  Merger, Consolidation or Sale.........   43
  Events of Default, Notice and
     Waiver.............................   43
  Modification of the Indenture.........   45
  Satisfaction and Discharge............   46
  No Conversion Rights..................   46
  Global Securities.....................   46
Description of the Exchange Warrants....   48
Certain Federal Income Tax
  Consequences..........................   51
Plan of Distribution....................   55
Experts.................................   56
Legal Matters...........................   56
Glossary................................   57

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of the reports, proxy statements and other information filed with the Commission by the Company can be obtained from the Public Reference Room of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended.


     b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.



     c. The Company's Current Report on Form 8-K/A, filed with the Commission on February 18, 1998 (amending the Company's Current Report on Form 8-K filed with the Commission on December 30, 1997), and the Company's Current Reports on Form 8-K filed with the Commission on March 18, 1998, July 10, 1998 and September 3, 1998.


     All documents filed by the Company pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of a particular offering of securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in the Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), in any applicable Prospectus Supplement relating to a specific offering of securities, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this

Prospectus and any accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.


     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to EOP Operating Limited Partnership, c/o Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606,
Attention: Diane Morefield (telephone number: (312) 466-3300).

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this Prospectus or incorporated herein by reference. The offer by the Company to exchange the Exchange Notes and the Exchange Warrants, which have been registered under the Securities Act, for an equal principal amount of its outstanding Private Notes and an equal number of its outstanding Private Warrants, respectively, is referred to as the "Exchange Offer." As used herein, "Company" means EOP Operating Limited Partnership, a Delaware limited partnership, and one or more of its subsidiaries, and the predecessors thereof. The Company is the "operating partnership" of Equity Office Properties Trust (the "Trust"), a Maryland real estate investment trust and managing general partner of the Company. See "Glossary" for the meanings of other terms used herein. All references to the historical activities of the Trust or the Company prior to July 11, 1997 refer to the activities of the Equity Office Predecessors.

     Information contained in this Prospectus contains "forward-looking statements" which relate to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, and which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption "Risk Factors" and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

THE COMPANY

     The Company and the Trust were formed to continue and expand the national office property business organized by Samuel Zell, Chairman of the Board of Trustees of the Trust. The Trust, a self-administered and self-managed real estate investment trust ("REIT"), is the managing general partner of, and controls a majority of the partnership interests in, the Company. The Trust owns all of its assets and conducts substantially all of its business through the Company and its subsidiaries.

     The Company was formed on November 1, 1996, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. The Company's executive offices are located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and its telephone number is (312) 466-3300.

     The following diagram depicts in summary form the Company's structure:

                          COMPANY'S STRUCTURE DIAGRAM

THE EXCHANGE OFFER

     The following is a summary of the principal terms of the Exchange Offer. A more detailed description is contained herein under the caption "The Exchange Offer."

The Exchange Offer............   The Company is hereby offering to exchange the
                                 Exchange Notes and the Exchange Warrants for an equal aggregate principal amount of Private
                                 Notes and an equal number of Private Warrants, respectively, that are properly tendered and accepted.

                                 Holders of Private Notes or Private Warrants who do not validly tender such notes or warrants and accept the Exchange Offer will continue to hold such Private Notes or Private Warrants and will continue to be subject to the rights and limitations applicable thereto, including existing restrictions upon transfer thereof. The Company will have no further obligation to provide for the registration under the Securities Act of any offering of Private Notes or Private Warrants which continue to be held after the Exchange Offer. See "The Exchange Offer -- Consequences of Failure to Exchange."

                                 Based on interpretations set forth in no-action letters issued to third parties by the staff of the Commission, the Company believes that the Exchange Notes and the Exchange Warrants issued pursuant to the Exchange Offer in exchange for Private Notes and Private Warrants, respectively, may be offered for resale, resold and otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring Exchange Notes or Exchange Warrants, as applicable, in the ordinary course of its business, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes or Exchange Warrants, as applicable, is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and is not a broker-dealer who acquired Private Notes or Private Warrants as a result of market-making or other trading activities. See "The Exchange Offer -- Resale of the Exchange Notes and the Exchange Warrants."


                                 If the Company fails to consummate the Exchange Offer with respect to the 2004 Notes, the 2007 Notes and the 2028 Notes (collectively, the "June Private Notes") and the Private Warrants prior to December 12, 1998 or, if applicable, fails to fulfill its obligations under a registration rights agreement to obtain and maintain effectiveness of a shelf registration statement to cover resales of the June Private Notes and the Private Warrants by the holders thereof during specified time periods, then liquidated damages will accrue on the principal amounts of the June Private Notes at an annual rate of 0.50%. See "The Exchange Offer -- Purpose of the Exchange Offer."



Expiration Date...............   The Exchange Offer will expire at 5:00 P.M.,
                                 New York City time, on October 13, 1998 (the
                                 "Expiration Date"), unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration
                                 Date" shall mean the latest date and time to which the Exchange Offer is extended. The
                                 Company will
                                 announce any extensions of the Exchange Offer through a press release or other public announcement. See "The Exchange Offer --
                                 Expiration Date; Extensions; Amendments."

Procedures for Tendering
Private Notes and Private
Warrants......................   Each holder of Private Notes or Private
                                 Warrants wishing to accept the Exchange Offer must complete, sign and date the letter of transmittal accompanying this Prospectus (the
                                 "Letter of Transmittal"), or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private
                                 Notes or Private Warrants and any other
                                 required documentation, to State Street Bank and Trust Company, as exchange agent (the
                                 "Exchange Agent"), at the address set forth under "The Exchange Offer -- Exchange Agent."
                                 By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things, (i) any Exchange Notes or Exchange Warrants acquired in exchange for Private Notes or Private Warrants, respectively, are being acquired in the ordinary course of business of the person receiving such Exchange Notes or Exchange
                                 Warrants, (ii) the person receiving such Exchange Notes or Exchange Warrants is not engaging in and does not intend to engage in a distribution of such Exchange Notes or Exchange
                                 Warrants, (iii) the person receiving such Exchange Notes or Exchange Warrants does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes or Exchange Warrants and
                                 (iv) neither the holder nor any other person receiving the Exchange Notes or Exchange
                                 Warrants, as applicable, from the holder is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Certain brokers, dealers, commercial banks, trust companies and other nominees may effect tenders by book-entry transfer, including an Agent's
                                 Message (defined below) in lieu of a Letter of Transmittal. See "The Exchange Offer --
                                 Procedures for Tendering."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Private Notes or
                                 Private Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes or Private Warrants in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the Letter of Transmittal and delivering its Private Notes or Private Warrants, as applicable, either make appropriate arrangements to register ownership of such Private Notes or Private Warrants in its own name, if permitted pursuant to the terms of such Private Notes or Private
                                 Warrants, or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date. See
                                 "The Exchange Offer -- Procedures for
                                 Tendering."

Guaranteed Delivery
Procedures....................   Holders of Private Notes or Private Warrants
                                 who wish to tender their Private Notes or Private Warrants and whose Private Notes or Private Warrants are not immediately available or who cannot deliver their Private
                                 Notes or Private Warrants, the Letter of
                                 Transmittal or any other documentation required by the Letter of Transmittal to the Exchange
                                 Agent prior to the Expiration Date must tender their Private Notes or Private Warrants according to the guaranteed delivery procedures described under "The Exchange Offer --
                                 Guaranteed Delivery Procedures."

Acceptance of the Private
Notes and Private Warrants and
Delivery of Exchange Notes and
Exchange Warrants.............   Subject to the satisfaction or waiver of the
                                 conditions to the Exchange Offer, the Company will accept for exchange any and all Private
                                 Notes and Private Warrants that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes and
                                 Exchange Warrants issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the
                                 Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Withdrawal Rights.............   Tenders of Private Notes or Private Warrants
                                 may be withdrawn at any time prior to the Expiration Date by delivering a notice of withdrawal to the Exchange Agent prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person who deposited the Private Notes or Private Warrants to be withdrawn, (ii) identify the Private
                                 Notes or Private Warrants to be withdrawn
                                 (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes or Private Warrants were tendered (including any required signature guarantees). See "The
                                 Exchange Offer -- Withdrawal of Tenders."


Federal Income Tax
Consequences..................   In the opinion of Hogan & Hartson L.L.P.,
                                 special tax counsel to the Company, the
                                 exchange of the Private Notes and the Private
                                 Warrants for the Exchange Notes and the
                                 Exchange Warrants, respectively, will not be a taxable exchange for federal income tax purposes, and holders of Private Notes or Private Warrants will not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain Federal Income
                                 Tax Consequences -- The Exchange." The federal income tax treatment of debt obligations such as the Exchange MOPPRS is not certain. It is possible that the Exchange MOPPRS might be characterized as having contingent interest, which holders of Exchange MOPPRS would have to include in income as such contingent interest were deemed to accrue. The Company intends to treat the Exchange MOPPRS as not having contingent interest. See "Federal Income Tax
                                 Consequences -- Possible Characterization of
                                 Exchange MOPPRS as Having Contingent Interest."


Exchange Agent................   State Street Bank and Trust Company is serving
                                 as the Exchange Agent in connection with the Exchange Offer. State Street Bank and Trust
                                 Company also serves as trustee (the "Trustee") under the indenture relating to the Notes and as warrant agent (the "Warrant Agent") under the warrant agreement relating to the Warrants.
                                 See "The Exchange Offer -- Exchange Agent."

THE EXCHANGE NOTES


     The form and terms of the respective Exchange Notes will be identical in all material respects to the form and terms of the Private Notes, except that the Exchange Notes will not bear legends restricting the transfer thereof and the holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under any registration rights agreement, which rights, if any, will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, an indenture, dated as of September 2, 1997, as amended or supplemented, between the Company and the Trustee (the "Indenture").


     All capitalized terms used herein and not defined herein have the meanings provided in "Description of the Exchange Notes." For a more complete description of the terms of the Exchange Notes specified in the following summary, see "Description of the Exchange Notes."

Issuer........................   EOP Operating Limited Partnership


Exchange Notes................   $100,000 principal amount of 6.375% Notes due
                                 2003
                                 $250,000,000 principal amount of 6.50% Notes
                                 due 2004
                                 $300,000,000 principal amount of 6.763% Notes
                                 due 2007
                                 $100,000 principal amount of 6.750% Notes due
                                 2008
                                 $345,000 principal amount of 6.376% MOPPRS due
                                 2012
                                 $225,000,000 principal amount of 7.25% Notes due 2028



Maturity......................   Unless, in each case, redeemed prior to
                                 maturity as described below, the 2003 Exchange
                                 Notes will mature February 15, 2003; the 2004
                                 Exchange Notes will mature on June 15, 2004;
                                 the 2007 Exchange Notes will mature on June 15,
                                 2007; the 2008 Exchange Notes will mature
                                 February 15, 2008; and the 2028 Exchange Notes will mature on June 15, 2028. The stated maturity date of the Exchange MOPPRS is February 15, 2012; however, the Exchange MOPPRS are subject to mandatory tender by the holders thereof on the Remarketing Date, February 15,
                                 2002, for purchase by the Remarketing Dealer or the Company, as described below. See
                                 "Description of the Exchange Notes -- General."



Optional Redemption...........   The Exchange Notes other than the Exchange
                                 MOPPRS will be redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount, if any. See "Description of the Exchange Notes
                                 -- Optional Redemption." The Exchange MOPPRS are subject to redemption from the Remarketing
                                 Dealer, in whole but not in part, at the option of the Company on the Remarketing Date at the Optional Redemption Price. The Exchange MOPPRS are not otherwise subject to redemption by the Company.



Mandatory Tender of Exchange


MOPPRS; Remarketing and


Repurchase....................   THE EXCHANGE MOPPRS WILL BE REDEEMED OR
                                 REPURCHASED ON THE REMARKETING DATE (WHICH IS
                                 PRIOR TO THE STATED MATURITY DATE). Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Exchange MOPPRS for remarketing, each Exchange

                                 MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "Description of the Exchange Notes -- Repurchase of Exchange MOPPRS" or "--Redemption of Exchange MOPPRS."



                                 The purchase price to be paid by the
                                 Remarketing Dealer for the tendered Exchange
                                 MOPPRS will equal 100% of the principal amount thereof. When the Exchange MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the Exchange MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS, or in certain other limited circumstances described herein, the Company will be required to repurchase the Exchange MOPPRS from the Beneficial Owners thereof on the Remarketing Date, at 100% of the principal amount thereof plus accrued interest, if any. See "Description of the Exchange Notes -- Repurchase of Exchange MOPPRS."



                                 The Remarketing Dealer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, will not receive any fees or reimbursements of expenses from the Company in connection with any remarketing. The Remarketing Dealer may resign, in which case it will be the sole obligation of the Company to appoint a successor. See "Description of the Exchange Notes -- Tender of Exchange MOPPRS; Remarketing -- The Remarketing Dealer."



Interest Payment Dates........   Interest on the June Exchange Notes will be
                                 payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1998.
                                 The June Exchange Notes will bear interest from their date of issuance. Interest on the June
                                 Private Notes will cease to accrue on the day preceding the date of issuance of the June
                                 Exchange Notes. Interest payable on the first
                                 Interest Payment Date with respect to the June
                                 Exchange Notes will include accrued but unpaid interest due on the June Private Notes (which they replace) for the period from the later of June 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the applicable June Exchange Notes. See
                                 "Description of the Exchange Notes -- Principal and Interest."



                                 Interest on the February Exchange Notes offered hereby will be payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1999. Interest on the 2003 Notes, the 2008 Notes and the MOPPRS (collectively, the "February Private Notes") will cease to accrue on the day immediately preceding the date of issuance of the February Exchange Notes. Interest payable on the first Interest Payment Date with respect to the February Exchange Notes offered hereby will include accrued but unpaid interest due on the February Private Notes (which they replace) for the period from the later of August 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the applicable February Exchange Notes. See "Description of the Exchange Notes -- Principal and Interest."

Ranking.......................   The Exchange Notes will be senior unsecured
                                 obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated to the prior claims of any secured indebtedness of the Company to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Company's Subsidiaries. As of June 30, 1998, on a Pro Forma Basis, the secured indebtedness of the Company and all other liabilities of the Company's Subsidiaries aggregated approximately $2.7 billion and the unsecured and unsubordinated indebtedness of the Company aggregated approximately $3.4 billion. See "Capitalization."


Limitations on Incurrence of
Debt..........................   The Indenture contains various covenants,
                                 including covenants limiting the ability of the Company and its Subsidiaries to incur additional secured and unsecured debt unless certain financial standards are satisfied. See
                                 "Description of the Exchange Notes -- Certain
                                 Covenants." Except as described in "Description of the Exchange Notes -- Certain Covenants --
                                 Limitations on Incurrence of Debt" and "--
                                 Merger, Consolidation or Sale," the Indenture does not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Exchange Notes protection in the event of a highly leveraged transaction involving the
                                 Company and its affiliates, a change in control of the Company or the Trust or a reorganization, merger or similar transaction involving the Company that may severely affect the holders of the Exchange Notes.

THE EXCHANGE WARRANTS


     The form and terms of the Exchange Warrants will be identical in all material respects to the form and terms of the Private Warrants, except that the Exchange Warrants will not bear legends restricting the transfer thereof and the holders of the Exchange Warrants will not be entitled to any of the registration rights of holders of the Private Warrants under any registration rights agreement, which rights will terminate upon consummation of the Exchange Offer.


     All capitalized terms used herein and not defined herein have the meanings provided in "Description of the Exchange Warrants." For a more complete description of the terms of the Exchange Warrants specified in the following summary, see "Description of the Exchange Warrants."

Issuer........................   EOP Operating Limited Partnership.

Exchange Warrants.............   300,000 Warrants to purchase $300,000,000
                                 principal amount of 6.763% Notes due 2008.

Exercise of Exchange
Warrants......................   Each Exchange Warrant will entitle the holder
                                 to purchase $1,000 principal amount of
                                 Underlying Notes at par on December 15, 1999
                                 (or, in certain circumstances, January 18, 2000). If for any reason the Company does not deliver the Underlying Notes purchasable upon exercise of the Exchange Warrants on the Exercise Date, the Company will pay the Warrant
                                 Make-Whole Amount. See "Description of the
                                 Exchange Warrants."

Terms of the Underlying Notes;
Ranking.......................   The Underlying Notes will have terms identical
                                 to the Exchange Notes except (i) as to maturity and the dates on which interest thereon accrues and interest payments commence and (ii) the Underlying Notes will be entitled to a special interest premium if not registered under the Securities Act at the time of issuance and delivery and in certain other circumstances.
                                 See "Description of the Warrants." The
                                 Underlying Notes will be senior unsecured obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company. The Underlying Notes will be effectively subordinated to the prior claims of any secured indebtedness of the Company to the extent of the value of the property securing such indebtedness.


NO CASH PROCEEDS TO THE COMPANY


     The Company will not receive any proceeds from the issuance of the Exchange Notes or the Exchange Warrants offered hereby and has agreed to pay the expenses of the Exchange Offer. Private Notes and Private Warrants surrendered in exchange for Exchange Notes and Exchange Warrants, respectively, will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes and the Exchange Warrants will not result in any increase in the outstanding indebtedness of the Company. The Company used the net proceeds from the issuance of the Private Notes and Private Warrants to repay indebtedness outstanding under the Company's credit facilities. See "No Cash Proceeds to the Company."


SUMMARY RISK FACTORS

     See "Risk Factors" for a detailed discussion of important risks associated with an investment in the debt of the Company, including risks associated with exchanging or not exchanging Private Notes or Private Warrants in the Exchange Offer. These risks include:

     - Holders of Private Notes or Private Warrants who do not exchange those Private Notes or Private Warrants will hold an investment subject to restrictions on transfer not applicable to the Exchange Notes and the Exchange Warrants and may have difficulty selling the Private Notes or Private Warrants unless a public market for the Private Notes or Private Warrants develops;

     - Payments due under the Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company, as well as to indebtedness and other liabilities of the Company's Subsidiaries;

     - The Exchange Notes and the Exchange Warrants will not be listed on any exchange. A public market for the Exchange Notes and the Exchange Warrants may not develop, which could make it difficult or impossible to sell the Exchange Notes and the Exchange Warrants, or, if such a market were to develop, the Exchange Notes and the Exchange Warrants could trade at prices that may be higher or lower than the initial offering prices of the Private Notes and the Private Warrants, respectively;


     - If the Internal Revenue Service treats the Exchange MOPPRS as having contingent interest for federal income tax purposes, holders of Exchange MOPPRS would have to include original issue discount in their taxable income; and



     - The Exchange Notes other than the Exchange MOPPRS are subject to provisions that allow them to be redeemed at any time prior to the stated maturity date at the option of the Company, and the Exchange MOPPRS are subject to mandatory tender on the Remarketing Date.

SUMMARY SELECTED FINANCIAL INFORMATION


     The following sets forth summary selected consolidated and combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company and the Company's predecessors ("Equity Office Predecessors"). The following information should be read in conjunction with all of the financial statements and notes thereto included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and the Annual Report on Form 10-K for the year ended December 31, 1997, as amended, and Forms 8-K filed on July 10, 1998 and September 3, 1998, which documents are incorporated by reference into this Prospectus. The summary selected combined financial and operating information of Equity Office Predecessors at December 31, 1994 and 1993, and for the year ended December 31, 1993, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors.

                                                                      EQUITY OFFICE
                                                                      PREDECESSORS
                                           COMPANY                      (COMBINED
                                          PRO FORMA    COMPANY FOR     HISTORICAL)      COMPANY       COMPANY FOR
                                           FOR THE         THE           FOR THE       PRO FORMA      THE PERIOD
                                         SIX MONTHS     SIX MONTHS     SIX MONTHS     FOR THE YEAR   FROM JULY 11,
                                            ENDED         ENDED           ENDED          ENDED          1997 TO
                                          JUNE 30,       JUNE 30,       JUNE 30,      DECEMBER 31,   DECEMBER 31,
                                            1998           1998           1997            1997           1997
                                         -----------   ------------   -------------   ------------   -------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental, parking and other.............  $   833,640   $   764,891     $   308,212    $ 1,587,490     $   406,713
                                         -----------   ------------    -----------    -----------     -----------
    Total revenues.....................  $   844,576   $   773,764     $   319,786    $ 1,623,183     $   412,968
                                         -----------   ------------    -----------    -----------     -----------
Expenses:
 Interest..............................  $   192,705   $   145,954     $    76,301    $   386,777     $    76,675
 Depreciation and amortization.........      150,887       140,253          60,409        295,086          70,346
 Property operating(1).................      301,763       276,907         120,109        579,129         155,679
 General and administrative............       28,440        28,440          14,726         76,048          17,690
 Provision for value impairment........           --            --              --             --              --
                                         -----------   ------------    -----------    -----------     -----------
    Total expenses.....................  $   673,795   $   591,554     $   271,545    $ 1,377,040     $   320,390
                                         -----------   ------------    -----------    -----------     -----------
Income before (income) loss allocated
 to minority interests, income from
 investments in unconsolidated joint
 ventures and mortgage receivables,
 gain on sales of real estate, and
 extraordinary items...................  $   170,781   $   182,210     $    48,241    $   286,143     $    92,578
Minority interests allocation..........       (1,036)       (1,036)           (879)        (1,701)           (789)
Income from investments in
 unconsolidated joint ventures and
 mortgage receivables..................        6,289         5,026           2,025         13,396           3,173
Gain/(Loss) on sales of real estate and
 extraordinary items(2)................           --        (7,506)         12,235             --         (16,240)
                                         -----------   ------------    -----------    -----------     -----------
Net income before preferred
 distributions.........................      176,034       178,694          61,622        297,838          78,722
Preferred distributions................      (16,891)      (14,703)             --        (33,710)           (649)
                                         -----------   ------------    -----------    -----------     -----------
Net income available to Units..........  $   159,143   $   163,991     $    61,622    $   264,128     $    78,073
                                         ===========   ============    ===========    ===========     ===========
Net income available per weighted
 average Unit outstanding --
 Basic.................................         $.57          $.59                           $.94            $.44
                                         ===========   ============                   ===========     ===========
Net income available per weighted
 average Unit outstanding --
 Diluted...............................         $.56          $.59                           $.94            $.43
                                         ===========   ============                   ===========     ===========
Weighted average Units outstanding --
 Basic.................................  281,261,000   279,494,438                    280,498,000     178,647,562
                                         ===========   ============                   ===========     ===========
Weighted average Units outstanding --
 Diluted...............................  282,381,000   280,613,985                    282,275,000     180,014,027
                                         ===========   ============                   ===========     ===========
BALANCE SHEET DATA: (at end of period)
Investment in real estate after
 accumulated depreciation..............  $12,559,124   $12,217,747              --             --     $10,976,319
Total assets...........................  $13,471,511   $12,875,134              --             --     $11,751,672
Mortgage debt, unsecured notes and
 lines of credit.......................  $ 5,531,452   $ 4,939,449              --             --     $ 4,284,317
Total liabilities......................  $ 5,972,545   $ 5,380,542              --             --     $ 4,591,697
Minority interests.....................  $    29,695   $    29,695              --             --     $    29,612
Partners' Capital/Owners' equity.......  $ 7,469,271   $ 7,464,897              --             --     $ 7,130,363
OTHER DATA:
General and administrative expenses as
 a percentage of total revenues........          3.4%          3.7%            4.6%           4.7%            4.3%
Number of Office Properties owned at
 period end(3).........................          284           271              90            284             258
Net rentable square feet of Office
 Properties(3).........................         73.5          71.3            31.7           73.5            65.3
Occupancy of Office Properties owned at
 period end(3).........................           95%           95%             92%            95%             94%
Number of Parking Facilities owned at
 period end............................           17            17              14             17              17
Number of spaces at Parking Facilities
 owned at period end...................       16,749        16,749          14,608         16,749          16,749
Funds from Operations(4)...............           --   $   315,026     $   108,381             --     $   163,253
Cash flow from operating activities....           --   $   345,691     $    90,673             --     $   190,754
Cash flow used for investing
 activities............................           --   $(1,275,985)    $  (572,633)            --     $(1,592,272)
Cash flow from/used for financing
 activities............................           --   $   754,195     $   314,525             --     $ 1,630,346


                                                EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                         ---------------------------------------------------------------
                                           FOR THE
                                         PERIOD FROM
                                         JANUARY 1,
                                           1997 TO             FOR THE YEARS ENDED DECEMBER 31,
                                          JULY 10,     -------------------------------------------------
                                            1997          1996         1995         1994         1993
                                         -----------      ----         ----         ----         ----
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental, parking and other.............   $ 327,017    $  493,396   $  356,959   $  230,428   $  150,315
                                          ---------    ----------   ----------   ----------   ----------
    Total revenues.....................   $ 339,104    $  508,124   $  371,457   $  240,878   $  159,246
                                          ---------    ----------   ----------   ----------   ----------
Expenses:
 Interest..............................   $  80,481    $  119,595   $  100,566   $   59,316   $   36,755
 Depreciation and amortization.........      66,034        96,237       74,156       46,905       29,752
 Property operating(1).................     127,285       201,067      151,488      107,412       74,028
 General and administrative............      17,201        23,145       21,987       15,603       12,012
 Provision for value impairment........          --            --       20,248           --           --
                                          ---------    ----------   ----------   ----------   ----------
    Total expenses.....................   $ 291,001    $  440,044   $  368,445   $  229,236   $  152,547
                                          ---------    ----------   ----------   ----------   ----------
Income before (income) loss allocated
 to minority interests, income from
 investments in unconsolidated joint
 ventures and mortgage receivables,
 gain on sales of real estate, and
 extraordinary items...................   $  48,103    $   68,080   $    3,012   $   11,642   $    6,699
Minority interests allocation..........        (912)       (2,086)      (2,129)       1,437        1,772
Income from investments in
 unconsolidated joint ventures and
 mortgage receivables..................       1,982         2,093        2,305        1,778           --
Gain/(Loss) on sales of real estate and
 extraordinary items(2)................      12,236         5,338       31,271        1,705           --
                                          ---------    ----------   ----------   ----------   ----------
Net income before preferred
 distributions.........................      61,409        73,425       34,459       16,562        8,471
Preferred distributions................          --            --           --           --           --
                                          ---------    ----------   ----------   ----------   ----------
Net income available to Units..........   $  61,409    $   73,425   $   34,459   $   16,562   $    8,471
                                          =========    ==========   ==========   ==========   ==========
Net income available per weighted
 average Unit outstanding --
 Basic.................................
Net income available per weighted
 average Unit outstanding --
 Diluted...............................
Weighted average Units outstanding --
 Basic.................................
Weighted average Units outstanding --
 Diluted...............................
BALANCE SHEET DATA: (at end of period)
Investment in real estate after
 accumulated depreciation..............          --    $3,291,815   $2,393,403   $1,815,160   $1,220,268
Total assets...........................          --    $3,912,565   $2,650,890   $2,090,933   $1,318,644
Mortgage debt, unsecured notes and
 lines of credit.......................          --    $1,964,892   $1,434,827   $1,261,156   $  798,897
Total liabilities......................          --    $2,174,483   $1,529,334   $1,350,552   $  845,315
Minority interests.....................          --    $   11,080   $   31,587   $    9,283   $  (15,298)
Partners' Capital/Owners' equity.......          --    $1,727,002   $1,089,969   $  731,098   $  488,627
OTHER DATA:
General and administrative expenses as
 a percentage of total revenues........         5.1%          4.6%         5.9%         6.5%         7.5%
Number of Office Properties owned at
 period end(3).........................          --            83           73           63           48
Net rentable square feet of Office
 Properties(3).........................          --          29.2         23.1         18.5         13.6
Occupancy of Office Properties owned at
 period end(3).........................          --            90%          86%          88%          80%
Number of Parking Facilities owned at
 period end............................          --            10            3           --           --
Number of spaces at Parking Facilities
 owned at period end...................          --         7,321        3,323           --           --
Funds from Operations(4)...............   $ 113,022    $  160,460   $   96,104   $   60,372           --
Cash flow from operating activities....   $  95,960    $  165,975   $   93,878   $   73,821           --
Cash flow used for investing
 activities............................   $(571,068)   $ (924,227)  $ (380,615)  $ (513,965)          --
Cash flow from/used for financing
 activities............................   $ 245,851    $1,057,551   $  276,513   $  514,923           --

-------------------------
(1) Includes property operating expenses, real estate taxes and insurance, as well as repair and maintenance expenses.


(2) The column entitled "Company Pro Forma for the year ended December 31, 1997" and "Company Pro Forma for the six months ended June 30, 1998" excludes the effect of any gain (loss) on sales of real estate and extraordinary items.



(3) The pro forma number of Office Properties as of June 30, 1998, includes office properties acquired subsequent to June 30, 1998 and probable acquisitions.



(4) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations" incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended.

                                  RISK FACTORS

     An investment in the Exchange Notes or the Exchange Warrants involves various risks. Prospective investors should carefully consider the following material risks in conjunction with the other information contained in this Prospectus and incorporated herein by reference, including, without limitation, the risks of an investment in the Company set forth under the caption "Item
1. Business -- Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, before deciding whether to tender Private Notes or Private Warrants in exchange for Exchange Notes or Exchange Warrants, respectively, pursuant to the Exchange Offer.

RESTRICTIONS ON TRANSFER OF PRIVATE NOTES AND PRIVATE WARRANTS WILL CONTINUE IF PRIVATE NOTES OR PRIVATE WARRANTS, AS APPLICABLE, ARE NOT TENDERED OR ARE NOT ACCEPTED FOR EXCHANGE

     We will issue Exchange Notes and Exchange Warrants in exchange for Private Notes and Private Warrants, respectively, timely received by the Exchange Agent and accompanied by a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, if you want to tender your Private Notes or Private Warrants in exchange for Exchange Notes or Exchange Warrants, respectively, you must properly complete all required documentation and allow sufficient time to ensure timely delivery. Neither we nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to your tender of Private Notes or Private Warrants for exchange.

     If you do not tender your Private Notes or Private Warrants or they are not accepted by the Exchange Agent, your Private Notes or Private Warrants, as applicable, will continue to be subject to the existing restrictions upon transfer thereof even after the Exchange Offer is consummated. Moreover, if you tender in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes or the Exchange Warrants, you will be required, in the absence of an applicable exemption, to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer."

     To the extent that Private Notes or Private Warrants are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes or Private Warrants could be adversely affected due to the limited principal amount of the Private Notes or limited number of Private Warrants, respectively, that is expected to remain outstanding following the Exchange Offer. A small outstanding amount of Private Notes or Private Warrants could result in less demand to purchase Private Notes or Private Warrants, respectively, and could, therefore, result in lower prices for Private Notes or Private Warrants, respectively. Moreover, if you do not tender your Private Notes or Private Warrants, you will hold an investment subject to certain restrictions on transfer not applicable to the Exchange Notes and Exchange Warrants and, as a result, you may only be able to sell your Private Notes or Private Warrants at a price that is less than the price available to sellers of the freely tradeable Exchange Notes or Exchange Warrants, respectively.

     The Exchange Notes and any Private Notes that remain outstanding after consummation of the Exchange Offer will vote together as a single series for purposes of determining whether holders of the requisite percentage in principal amount have taken certain actions or exercised certain rights under the Indenture.

THERE IS NO CURRENT PUBLIC MARKET FOR EXCHANGE NOTES OR EXCHANGE WARRANTS

     We do not intend to apply for listing of the Exchange Notes or the Exchange Warrants on any securities exchange or to seek approval through any automated quotation system. A public market for the Exchange Notes or the Exchange Warrants may not develop, which could make it difficult or impossible to sell the Exchange Notes or the Exchange Warrants. If such a market were to develop, the Exchange Notes and the Exchange Warrants could trade at prices that may be higher or lower than the initial offering prices of the Private Notes or the Private Warrants, respectively, depending on many factors, including prevailing interest rates, our operating results and financial condition, the market for similar securities and other factors beyond our control, including general economic conditions. If no such market develops, you may not be able to sell your Exchange Notes or Exchange Warrants or you may only be able to sell them at a price that is less than the initial offering price of the related Private Notes or Private Warrants, respectively. Further, to the extent that a large amount of Private Notes or Private Warrants are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes or the Exchange Warrants, respectively, could be adversely affected. See "Plan of Distribution."

THE NOTES ARE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS AND CERTAIN OTHER INDEBTEDNESS OF
OUR SUBSIDIARIES

     We derive substantially all our operating income from our subsidiaries. The holders of the Exchange Notes will have, and you have, no direct claim against our subsidiaries for payment under the Notes. We must rely on dividends and other payments from our subsidiaries or must raise funds in public or private equity (either directly or through the Trust) or debt offerings or sell assets to generate the funds necessary to meet our obligations, including the payment of principal and interest on the Notes. If the dividends and other payments from subsidiaries were insufficient to meet such obligations, there could be no assurance that we would be able to obtain such funds on acceptable terms or at all.


     Given a bankruptcy at the subsidiary level, the Exchange Notes, the Underlying Notes and the Private Notes would be effectively subordinated in right of payment to all existing and future indebtedness and liabilities of our subsidiaries. As of June 30, 1998, on a Pro Forma Basis, the total liabilities of our subsidiaries (after the elimination of loans and advances to us by our subsidiaries) was approximately $2.7 billion. In addition, the Indenture permits us and our subsidiaries to incur additional indebtedness, both secured and unsecured, provided certain conditions are met. See "Description of the Exchange Notes -- Certain Indenture Covenants." Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to our subsidiaries, the holders of any indebtedness of our subsidiaries will be entitled to payment thereof from the assets of such subsidiaries prior to the holders of any of our general unsecured obligations, including the Notes.



     The Exchange Notes and the Underlying Notes will be, and the Private Notes are, unsecured and effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. As of June 30, 1998, on a Pro Forma Basis, our total secured indebtedness, including that of our subsidiaries, was approximately $2.4 billion. The Indenture permits us and our subsidiaries to incur additional secured indebtedness provided certain conditions are met. See "Description of the Exchange Notes -- Certain Indenture Covenants." Consequently, in the event we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness and such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the Notes.



THE EXCHANGE NOTES MAY NOT REMAIN OUTSTANDING FOR THEIR FULL TERMS TO MATURITY; THE EXCHANGE MOPPRS MUST BE TENDERED ON THE REMARKETING DATE



     We may redeem the Exchange Notes other than the Exchange MOPPRS at any time at our option. If we choose to redeem your Exchange Notes, you will not be able to hold such Exchange Notes for their full terms to maturity. In addition, the Exchange MOPPRS will be automatically deemed tendered to the Remarketing Dealer for purchase or repurchased by the Company on the Remarketing Date. Thus, you may only hold your Exchange MOPPRS until the Remarketing Date.



HOLDERS OF EXCHANGE MOPPRS MIGHT HAVE TO INCLUDE ORIGINAL ISSUE DISCOUNT IN THEIR TAXABLE INCOME



     The federal income tax treatment of debt obligations such as the Exchange MOPPRS is not certain. The Internal Revenue Service (the "IRS") could seek to treat Exchange MOPPRS as having contingent interest for federal income tax purposes. The Company does not intend to treat the Exchange MOPPRS as having contingent interest. If the Exchange MOPPRS are treated as having contingent interest, a holder of Exchange MOPPRS would be required to include in his taxable income the original issue discount on the Exchange MOPPRS that would be deemed to accrue at an estimated yield (based on a projected payment schedule prepared by the Company in accordance with the applicable Treasury Regulations) during the holder's taxable year. Moreover, because the original issue discount that a holder might be required to include in taxable income is based on the estimated yield (described above) and not on actual cash payments received during the taxable year, it is possible that a holder would be required to pay federal income tax on an amount of original issue discount that exceeds the income that he actually received from the Exchange MOPPRS in that taxable year. See "Federal Income Tax Consequences -- Possible Characterization of Exchange MOPPRS as Having Contingent Interest."

                                  THE COMPANY

     The Company and the Trust were formed to continue and expand the national office property business organized by Mr. Zell, Chairman of the Board of Trustees of the Trust. The Trust, a self-administered and self-managed REIT, is the managing general partner of, and controls a majority of the partnership interests in, the Company. The Trust owns all of its assets and conducts substantially all of its business through the Company and its subsidiaries.

                        NO CASH PROCEEDS TO THE COMPANY


     The Company will not receive any proceeds from the issuance of the Exchange Notes or the Exchange Warrants offered hereby and has agreed to pay the expenses of the Exchange Offer. Private Notes and Private Warrants surrendered in exchange for Exchange Notes and Exchange Warrants, respectively, will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes and the Exchange Warrants will not result in any increase in the outstanding indebtedness of the Company. The Company used the approximately $770 million of net proceeds from the issuance of the Private Notes and the Private Warrants to repay indebtedness outstanding under the Company's credit facilities. As of June 30, 1998, the outstanding amounts of indebtedness which were repaid with the proceeds from the issuance of the Private Notes and the Private Warrants, which bore interest at various floating rates, had an annual rate of 6.4% and had a maturity of three years.


                      RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's ratios of earnings to fixed charges are as follows:


                                               SIX                            EQUITY OFFICE
                                             MONTHS                            PREDECESSORS        EQUITY OFFICE PREDECESSORS
                                              ENDED           COMPANY           (COMBINED            (COMBINED HISTORICAL)
                                            JUNE 30,       (HISTORICAL)        HISTORICAL)          YEARS ENDED DECEMBER 31,
                                           -----------   JULY 11, 1997 TO    JANUARY 1, 1997    --------------------------------
                                           1998   1997   DECEMBER 31, 1997   TO JULY 10, 1997   1996   1995   1994   1993   1992
                                           ----   ----   -----------------   ----------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges.......  1.95   1.56         2.11                1.52         1.49   1.21   1.24   1.23   1.24


     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before gains from sales of property and extraordinary items plus fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), the amortization of debt issuance costs and rental expense deemed to represent interest expense.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of June 30, 1998 on a historical basis and a Pro Forma Basis. The information set forth in the table should be read in conjunction with the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended.



                                                                    JUNE 30, 1998
                                                              -------------------------
                                                                             PRO FORMA
                                                              HISTORICAL       BASIS
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
Debt:
  Mortgage Debt.............................................  $ 2,112,024   $ 2,112,024
  Credit Facilities.........................................      367,944       959,947
  Notes Payable.............................................    2,459,481     2,459,481
Minority Interest...........................................       29,695        29,695
Owners' Equity..............................................    7,464,897     7,469,271
                                                              -----------   -----------
     Total Capitalization...................................  $12,434,041   $13,030,418
                                                              ===========   ===========

                         SELECTED FINANCIAL INFORMATION


     The following sets forth selected consolidated and combined financial and operating information on a pro forma basis for the Company and on a historical basis for the Company and the Company's predecessors ("Equity Office Predecessors"). The following information should be read in conjunction with all of the financial statements and notes thereto included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and the Annual Report on Form 10-K for the year ended December 31, 1997, as amended, and Forms 8-K filed on July 10, 1998 and September 3, 1998, which documents are incorporated by reference into this Prospectus. The selected combined financial and operating information of Equity Office Predecessors at December 31, 1994 and 1993, and for the year ended December 31, 1993, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors.

                                                                   EQUITY OFFICE
                                                                   PREDECESSORS
                                     COMPANY PRO                     (COMBINED       COMPANY       COMPANY FOR
                                      FORMA FOR     COMPANY FOR     HISTORICAL)     PRO FORMA      THE PERIOD
                                       THE SIX        THE SIX       FOR THE SIX    FOR THE YEAR   FROM JULY 11,
                                     MONTHS ENDED   MONTHS ENDED   MONTHS ENDED       ENDED          1997 TO
                                       JUNE 30,       JUNE 30,       JUNE 30,      DECEMBER 31,   DECEMBER 31,
                                         1998           1998           1997            1997           1997
                                     ------------   ------------   -------------   ------------   -------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental, parking and other.........  $   833,640    $   764,891      $ 308,212     $ 1,587,490     $   406,713
                                     -----------    -----------      ---------     -----------     -----------
    Total revenues.................  $   844,576    $   773,764      $ 319,786     $ 1,623,183     $   412,968
                                     -----------    -----------      ---------     -----------     -----------
Expenses:
 Interest..........................  $   192,705    $   145,954      $  76,301     $   386,777     $    76,675
 Depreciation and amortization.....      150,887        140,253         60,409         295,086          70,346
 Property operating(1).............      301,763        276,907        120,109         579,129         155,679
 General and administrative........       28,440         28,440         14,726          76,048          17,690
 Provision for value impairment....           --             --             --              --              --
                                     -----------    -----------      ---------     -----------     -----------
    Total expenses.................  $   673,795    $   591,554      $ 271,545     $ 1,377,040     $   320,390
                                     -----------    -----------      ---------     -----------     -----------
Income before (income) loss
 allocated to minority interests,
 income from investments in
 unconsolidated joint ventures and
 mortgage receivables, gain on
 sales of real estate, and
 extraordinary items...............  $   170,781    $   182,210      $  48,241     $   286,143     $    92,578
Minority interests allocation......       (1,036)        (1,036)          (879)         (1,701)           (789)
Income from investments in
 unconsolidated joint ventures and
 mortgage receivables..............        6,289          5,026          2,025          13,396           3,173
Gain/(Loss) on sales of real estate
 and extraordinary items(2)........           --         (7,506)        12,235              --         (16,240)
                                     -----------    -----------      ---------     -----------     -----------
Net income before preferred
 distributions.....................      176,034        178,694         61,622         297,838          78,722
Preferred distributions............      (16,891)       (14,703)            --         (33,710)           (649)
                                     -----------    -----------      ---------     -----------     -----------
Net income available to Units......  $   159,143    $   163,991      $  61,622     $   264,128     $    78,073
                                     ===========    ===========      =========     ===========     ===========
Net income available per weighted
 average Unit outstanding --
 Basic.............................         $.57           $.59                           $.94            $.44
                                     ===========    ===========                    ===========     ===========
Net income available per weighted
 average Unit outstanding --
 Diluted...........................         $.56           $.59                           $.94            $.43
                                     ===========    ===========                    ===========     ===========
Weighted average Units outstanding
 -- Basic..........................  281,261,000    279,494,438                    280,498,000     178,647,562
                                     ===========    ===========                    ===========     ===========
Weighted average Units outstanding
 -- Diluted........................  282,381,000    280,613,985                    282,275,000     180,014,027
                                     ===========    ===========                    ===========     ===========
BALANCE SHEET DATA: (at end of
 period)
Investment in real estate after
 accumulated depreciation..........  $12,559,124    $12,217,747             --              --     $10,976,319
Total assets.......................  $13,471,511    $12,875,134             --              --     $11,751,672
Mortgage debt, unsecured notes and
 lines of credit...................  $ 5,531,452    $ 4,939,449             --              --     $ 4,284,317
Total liabilities..................  $ 5,972,545    $ 5,380,542             --              --     $ 4,591,697
Minority interests.................  $    29,695    $    29,695             --              --     $    29,612
Partners' Capital/Owners' equity...  $ 7,469,271    $ 7,464,897             --              --     $ 7,130,363
OTHER DATA:
General and administrative expenses
 as a percentage of total
 revenues..........................          3.4%           3.7%           4.6%            4.7%            4.3%
Number of Office Properties owned
 at period end(3)..................          284            271             90             284             258
Net rentable square feet of Office
 Properties owned at period end (in
 millions)(3)......................         73.5           71.3           31.7            73.5            65.3
Occupancy of Office Properties
 owned at period end(3)............           95%            95%            92%             95%             94%
Number of Parking Facilities owned
 at period end.....................           17             17             14              17              17
Number of spaces at Parking
 Facilities owned at period end....       16,749         16,749         14,608          16,749          16,749
Funds from Operations(4)...........           --    $   315,026      $ 108,381              --     $   163,253
Cash flow from operating
 activities........................           --    $   345,691      $  90,673              --     $   190,754
Cash flow used for investing
 activities........................           --    $(1,275,985)     $(572,633)             --     $(1,592,272)
Cash flow from/used for financing
 activities........................           --    $   754,195      $ 314,525              --     $ 1,630,346

                                            EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                     ---------------------------------------------------------------
                                       FOR THE
                                     PERIOD FROM
                                     JANUARY 1,
                                       1997 TO             FOR THE YEARS ENDED DECEMBER 31,
                                      JULY 10,     -------------------------------------------------
                                        1997          1996         1995         1994         1993
                                     -----------      ----         ----         ----         ----
                                              (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Revenues:
 Rental, parking and other.........   $ 327,017    $  493,396   $  356,959   $  230,428   $  150,315
                                      ---------    ----------   ----------   ----------   ----------
    Total revenues.................   $ 339,104    $  508,124   $  371,457   $  240,878   $  159,246
                                      ---------    ----------   ----------   ----------   ----------
Expenses:
 Interest..........................   $  80,481    $  119,595   $  100,566   $   59,316   $   36,755
 Depreciation and amortization.....      66,034        96,237       74,156       46,905       29,752
 Property operating(1).............     127,285       201,067      151,488      107,412       74,028
 General and administrative........      17,201        23,145       21,987       15,603       12,012
 Provision for value impairment....          --            --       20,248           --           --
                                      ---------    ----------   ----------   ----------   ----------
    Total expenses.................   $ 291,001    $  440,044   $  368,445   $  229,236   $  152,547
                                      ---------    ----------   ----------   ----------   ----------
Income before (income) loss
 allocated to minority interests,
 income from investments in
 unconsolidated joint ventures and
 mortgage receivables, gain on
 sales of real estate, and
 extraordinary items...............   $  48,103    $   68,080   $    3,012   $   11,642   $    6,699
Minority interests allocation......        (912)       (2,086)      (2,129)       1,437        1,772
Income from investments in
 unconsolidated joint ventures and
 mortgage receivables..............       1,982         2,093        2,305        1,778           --
Gain/(Loss) on sales of real estate
 and extraordinary items(2)........      12,236         5,338       31,271        1,705           --
                                      ---------    ----------   ----------   ----------   ----------
Net income before preferred
 distributions.....................      61,409        73,425       34,459       16,562        8,471
Preferred distributions............          --            --           --           --           --
                                      ---------    ----------   ----------   ----------   ----------
Net income available to Units......   $  61,409    $   73,425   $   34,459   $   16,562   $    8,471
                                      =========    ==========   ==========   ==========   ==========
Net income available per weighted
 average Unit outstanding --
 Basic.............................
Net income available per weighted
 average Unit outstanding --
 Diluted...........................
Weighted average Units outstanding
 -- Basic..........................
Weighted average Units outstanding
 -- Diluted........................
BALANCE SHEET DATA: (at end of
 period)
Investment in real estate after
 accumulated depreciation..........          --    $3,291,815   $2,393,403   $1,815,160   $1,220,268
Total assets.......................          --    $3,912,565   $2,650,890   $2,090,933   $1,318,644
Mortgage debt, unsecured notes and
 lines of credit...................          --    $1,964,892   $1,434,827   $1,261,156   $  798,897
Total liabilities..................          --    $2,174,483   $1,529,334   $1,350,552   $  845,315
Minority interests.................          --    $   11,080   $   31,587   $    9,283   $  (15,298)
Partners' Capital/Owners' equity...          --    $1,727,002   $1,089,969   $  731,098   $  488,627
OTHER DATA:
General and administrative expenses
 as a percentage of total
 revenues..........................         5.1%          4.6%         5.9%         6.5%         7.5%
Number of Office Properties owned
 at period end(3)..................          --            83           73           63           48
Net rentable square feet of Office
 Properties owned at period end (in
 millions)(3)......................          --          29.2         23.1         18.5         13.6
Occupancy of Office Properties
 owned at period end(3)............          --            90%          86%          88%          80%
Number of Parking Facilities owned
 at period end.....................          --            10            3           --           --
Number of spaces at Parking
 Facilities owned at period end....          --         7,321        3,323           --           --
Funds from Operations(4)...........   $ 113,022    $  160,460   $   96,104   $   60,372           --
Cash flow from operating
 activities........................   $  95,960    $  165,975   $   93,878   $   73,821           --
Cash flow used for investing
 activities........................   $(571,068)   $ (924,227)  $ (380,615)  $ (513,965)          --
Cash flow from/used for financing
 activities........................   $ 245,851    $1,057,551   $  276,513   $  514,923           --

-------------------------
(1) Includes property operating expenses, real estate taxes and insurance, as well as repair and maintenance expenses.


(2) The column entitled "Company Pro Forma for the year ended December 31, 1997" and "Company Pro Forma for the six months ended June 30, 1998" excludes the effect of any gain (loss) on sales of real estate and extraordinary items.



(3) The pro forma number of Office Properties as of June 30, 1998 includes office properties acquired subsequent to June 30, 1998 and probable acquisitions.



(4) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations" incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER


     The Exchange Offer is designed to provide holders of Private Notes and Private Warrants the opportunity to acquire Exchange Notes and Exchange Warrants, respectively, which, unlike the Private Notes and the Private Warrants, will be freely transferable under the Securities Act at all times (subject to certain exceptions relating to the nature of the holders, as described below under the caption "-- Resale of the Exchange Notes and the Exchange Warrants").



     The June Private Notes and the Private Warrants were sold by the Company on June 15, 1998 to the Initial Purchasers (as defined in the Glossary) pursuant to purchase agreements, dated as of June 10, 1998, among the Company and the Initial Purchasers. The Initial Purchasers subsequently sold the June Private Notes and the Private Warrants to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A and to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in transactions exempt from registration under the Securities Act. As a condition to the sale of the June Private Notes and the Private Warrants, the Company and the Initial Purchasers entered into registration rights agreements, dated as of June 10, 1998 (the "Registration Rights Agreements"). Pursuant to the Registration Rights Agreements, the Company agreed that it would use its reasonable best efforts to
(i) cause an exchange offer registration statement under the Securities Act with respect to the June Exchange Notes and the Exchange Warrants to be filed with the Commission and (ii) cause such registration statement to remain effective under the Securities Act until the closing of the Exchange Offer or such date as is otherwise required by law to consummate the Exchange Offer on or before December 12, 1998. Copies of the Registration Rights Agreements have been filed as exhibits to the registration statement of which this Prospectus is a part (the "Registration Statement"). If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days of the Closing Date, or (iii) in the case of any holder that participates in the Exchange Offer, such holder does not receive June Exchange Notes or Exchange Warrants, as applicable, on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or as a broker-dealer), then in each case, the Company will (x) promptly deliver to the holders written notice thereof and (y) at the Company's sole expense (a) as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to the Registration Rights Agreements), file a shelf registration statement covering resales of the June Private Notes and the Private Warrants (the "Shelf Registration Statement"), (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) after the Closing Date or such time as all of the applicable June Private Notes and Private Warrants have been sold thereunder. If the Company fails to consummate the Exchange Offer with respect to the June Private Notes and the Private Warrants prior to December 12, 1998 or, if applicable, fails to fulfill its obligations under the Registration Rights Agreements to obtain and maintain effectiveness of the Shelf Registration Statement during specified time periods, then liquidated damages will accrue on the principal amounts of the June Private Notes at an annual rate of 0.50%.


     The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreements.


     The 2003 Notes and the 2008 Notes, along with certain other debt securities of the Company, were sold by the Company on February 18, 1998 pursuant to a purchase agreement dated as of February 12, 1998 among the Company and the initial purchasers named therein. The Company sold the MOPPRS on February 18, 1998 pursuant to a purchase agreement dated as of February 12, 1998 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser. The initial purchasers of the 2003 Notes, the 2008 Notes and the MOPPRS subsequently sold the 2003 Notes, the 2008 Notes and the MOPPRS to QIBs. As a condition to the sale of the 2003 Notes, 2008 Notes and the MOPPRS, the Company entered into a registration rights agreement dated as of February 12, 1998, pursuant to which the Company agreed, among other things, to use its reasonable best efforts to
(i) cause an exchange offer registration statement under the Securities Act with respect to the 2003 Notes, the 2008 Notes and the MOPPRS to be filed with the Commission and (ii) cause such registration statement to remain effective under the Securities Act until the closing of the exchange offer, on or before August 17, 1998. The Company satisfied its obligations under such registration rights agreement by causing an exchange offer registration statement on Form S-4 (Registration No. 333-47347) to be declared effective in June 1998 and consummating the exchange offer described therein and made thereby on July 30, 1998.



     Although not obligated to do so by the February 12, 1998 registration rights agreement, by means of this Prospectus the Company is offering to exchange February Exchange Notes for the aggregate principal amounts of February Private Notes which were not exchanged for February Exchange Notes in the prior exchange offer relating to such securities. Holders of February Private Notes will not in any event be entitled to receive any liquidated damages on the February Private Notes still outstanding.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes and Private Warrants validly tendered and not withdrawn prior to the Expiration Date.


     The Company will issue Exchange Notes and Exchange Warrants in exchange for an equal aggregate principal amount of outstanding Private Notes and an equal aggregate number of Private Warrants, respectively, validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Private Notes may only be tendered in minimum denominations of $100,000 aggregate principal amount and in integral multiples of $1,000 in excess thereof.



     The form and terms of the Exchange Notes and the Exchange Warrants will be the same as the form and terms of the Private Notes and the Private Warrants, respectively, except that (i) the Exchange Notes and the Exchange Warrants have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the June Exchange Notes and the Exchange Warrants will not be entitled to any of the registration rights of holders of June Private Notes and Private Warrants under the Registration Rights Agreements, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that each of the 2003 Notes, the 2003 Exchange Notes, the 2004 Notes, the 2004 Exchange Notes, the 2007 Notes, the 2007 Exchange Notes, the 2008 Notes, the 2008 Exchange Notes, the MOPPRS, the Exchange MOPPRS, the 2028 Notes and the 2028 Exchange Notes will respectively be treated as a single series under the Indenture.



     In the Letter of Transmittal, holders of June Private Notes whose June Private Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the June Private Notes accrued from the later of June 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the June Exchange Notes to the date of issuance of the June Exchange Notes. In the Letter of Transmittal, holders of February Private Notes whose February Private Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the February Private Notes accrued from the later of August 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the February Exchange Notes to the date of issuance of the February Exchange Notes.



     As of the date of this Prospectus, $100,000 in aggregate principal amount of 2003 Notes is outstanding, $250 million in aggregate principal amount of the 2004 Notes is outstanding, $300 million in aggregate principal amount of the 2007 Notes is outstanding, $100,000 in aggregate principal amount of 2008 Notes is outstanding, $345,000 in aggregate principal amount of MOPPRS is outstanding, $225 million in aggregate principal amount of the 2028 Notes is outstanding, and 300,000 Private Warrants are outstanding. Only a registered holder of the Private Notes or Private Warrants, as the case may be (or such holder's legal representative or attorney-in-fact), as reflected on the records of the Trustee under the Indenture or the

Warrant Agent under the Warrant Agreement, as applicable, may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Notes and Private Warrants entitled to participate in the Exchange Offer.

     Holders of Private Notes and Private Warrants do not have any appraisal or dissenters' rights under the Delaware Revised Uniform Limited Partnership Act, the Indenture or the Warrant Agreement in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreements and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Private Notes and Private Warrants when, and if, the Company has given oral or written notice of acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes and Private Warrants for the purpose of receiving the Exchange Notes and the Exchange Warrants from the Company.


     Holders who tender Private Notes or Private Warrants, as the case may be, in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes or Private Warrants, as the case may be, pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on October 13, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the registered holders through a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes or Private Warrants, (ii) to extend the Exchange Offer or (iii) if, in the opinion of counsel for the Company, the consummation of the Exchange Offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the Exchange Offer by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay, extension, termination or amendment will be followed as promptly as practicable by notice thereof to the registered holders through a press release or other public announcement. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer to the extent required by the rules promulgated under the Exchange Act.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than as required by law or by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES AND ACCRUED INTEREST ON THE PRIVATE NOTES


     The 2004 Exchange Notes, the 2007 Exchange Notes and the 2028 Exchange Notes will bear interest at an annual rate of 6.50%, 6.763% and 7.25%, respectively, payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1998. The June Exchange Notes will bear interest from their date of issuance. Interest on the June Private Notes which are exchanged for the June Exchange Notes will cease to accrue on the day preceding the date of issuance of the June Exchange Notes. Interest payable on the first Interest Payment Date with respect to the June Exchange Notes will include accrued but unpaid interest due on the June Private Notes (which they replace) for the period from the later of June 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the applicable June Exchange Notes to the date of such issuance and will be paid to the persons in whose names the applicable June Exchange Notes are registered in the security register applicable to the June Exchange Notes as of the close of business on the date 15 days prior to such payment date.



     The 2003 Exchange Notes and the 2008 Exchange Notes will bear interest at an annual rate of 6.375% and 6.750%, respectively, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1999. The annual interest rate on the Exchange MOPPRS to the Remarketing Date is 6.376%, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1999. The February Exchange Notes will bear interest from their date of issuance. Interest on the February Private Notes which are exchanged for the February Exchange Notes will cease to accrue on the day preceding the date of issuance of the February Exchange Notes. Interest payable on the first Interest Payment Date with respect to the February Exchange Notes will include accrued but unpaid interest due on the February Private Notes (which they replace) for the period from the later of August 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the applicable February Exchange Notes to the date of such issuance and will be paid to the persons in whose names the applicable February Exchange Notes are registered in the applicable security register as of the close of business on the date 15 days prior to such payment date.


RESALE OF THE EXCHANGE NOTES AND THE EXCHANGE WARRANTS

     Based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder who exchanges Private Notes or Private Warrants for Exchange Notes or Exchange Warrants, respectively, in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes or Exchange Warrants, as applicable, and who is not an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act, will be allowed to resell Exchange Notes or Exchange Warrants, as applicable, to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes or Exchange Warrants, as applicable, a prospectus that satisfies the requirements of Section 10 of the Securities Act. If, however, any holder acquires Exchange Notes or Exchange Warrants in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or Exchange Warrants, as applicable, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and instead must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. In addition, each broker-dealer that receives Exchange Notes or Exchange Warrants for its own account in exchange for Private Notes or Private Warrants, respectively, acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes or Exchange Warrants, as applicable. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Such broker-dealer may use this Prospectus in connection with resales of any Exchange Notes or Exchange Warrants received in exchange for Private Notes or Private Warrants, respectively, acquired by such broker-dealer (other than Private Notes or Private Warrants, respectively, acquired directly from the Company) as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreements, the Company has agreed to make this Prospectus available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period not to exceed 180 days after the closing of the Exchange Offer. The Company will undertake to update such Prospectus during such 180-day period. See "Plan of Distribution."

PROCEDURES FOR TENDERING

     Only a registered holder of Private Notes or Private Warrants may tender such Private Notes or Private Warrants in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes or Private Warrants must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile or an Agent's Message (as defined below) to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, prior to the Expiration Date, either (i) certificates for such Private Notes or Private Warrants must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes or Private Warrants, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company, New York, New York ("DTC"), pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent or (iii) the holder must comply with the guaranteed delivery procedures described below.

     A tender of Private Notes or Private Warrants by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF PRIVATE NOTES OR PRIVATE WARRANTS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY PRIVATE NOTES OR PRIVATE WARRANTS TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner of Private Notes or Private Warrants whose Private Notes or Private Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such securities should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner either must make appropriate arrangements to register ownership of the Private Notes or Private Warrants in such owner's name or must obtain a properly completed bond power from the registered holder prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes or Private Warrants. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes or Private Warrants tendered pursuant thereto are tendered (i) by a registered holder to whom Exchange Notes or Exchange Warrants, as applicable, are to be issued directly and who has not completed the box titled "Special Delivery Instructions" nor the box titled "Special Registration Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes or Private Warrants listed therein, such Private Notes or Private Warrants must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Private Notes or Private Warrants.

     If the Letter of Transmittal or any Private Notes or Private Warrants or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Private Notes or Private Warrants. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer the Private Notes or the Private Warrants to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's ATOP that is tendering Private Notes or Private Warrants which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery), and that the agreement may be enforced against such participant.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes and Private Warrants will be resolved by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes or Private Warrants not properly tendered or any Private Notes or Private Warrants the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes or Private Warrants. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes or Private Warrants must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes or Private Warrants, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Private Notes or Private Warrants will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Private Notes or Private Warrants that are not tendered in the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes or Private Warrants that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, to purchase Private Notes or Private Warrants in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Private Notes or Private Warrants will represent to the Company that, among other things, (i) any Exchange Notes or Exchange Warrants acquired in exchange for Private Notes or Private Warrants, respectively, tendered thereby are being acquired in the ordinary course of business of the person receiving such Exchange Notes or Exchange Warrants, (ii) the person receiving such Exchange Notes or Exchange Warrants is not engaging in and does not intend to engage in a distribution of such Exchange Notes or Exchange Warrants, (iii) the person receiving such Exchange Notes or Exchange Warrants does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes or Exchange Warrants and
(iv) neither the holder nor any other person receiving such Exchange Notes or Exchange Warrants from the holder is an "affiliate," as defined in Rule 405 under the Securities Act, of the

Company. If the holder is a broker-dealer that will receive Exchange Notes or Exchange Warrants for its own account in exchange for Private Notes or Private Warrants, respectively, that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes or Exchange Warrants. Such acknowledgement and prospectus delivery by such holder will not be deemed to constitute an admission by such holder that it is an "underwriter" within the meaning of the Securities Act. By tendering, each holder of Private Notes or Private Warrants will be required to acknowledge that, if it is participating in the Exchange Offer for the purpose of distributing the Exchange Notes or Exchange Warrants, (i) it cannot rely on the position of the staff of the Commission in certain no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or the Exchange Warrants, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Securities Act and (ii) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which it is not indemnified by the Company.

RETURN OF PRIVATE NOTES AND PRIVATE WARRANTS

     If any tendered Private Notes or Private Warrants are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes or Private Warrants are withdrawn, such unaccepted, withdrawn or non-exchanged Private Notes or Private Warrants will be returned without expense to the tendering holder thereof (or, in the case of Private Notes or Private Warrants tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such Private Notes or Private Warrants will be credited to an account maintained with DTC) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Private Notes and the Private Warrants with DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of Private Notes or Private Warrants by causing DTC to transfer such Private Notes or Private Warrants into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Private Notes or Private Warrants may be effected through book-entry transfer at DTC, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes or Private Warrants and (i) whose Private Notes or Private Warrants are not immediately available, (ii) who cannot deliver their Private Notes, the Private Warrants, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who are unable to complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (a "Notice of Guaranteed Delivery") substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes or Private Warrants, as applicable, and the principal amount of Private Notes or Private Warrants tendered, stating that the tender is being made thereby and guaranteeing that, within three
     (3) New York

     Stock Exchange, Inc. ("NYSE") trading days after the Expiration Date, either (x) the Letter of Transmittal (or facsimile thereof) together with the Private Notes or Private Warrants (or a Book-Entry Confirmation) in proper form for transfer will be deposited by the Eligible Institution with the Exchange Agent or (y) an Agent's Message will be properly transmitted to the Exchange Agent; and

          (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) for all physically tendered shares of Private Notes or Private Warrants, as applicable, in proper form for transfer, or Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the Exchange Agent within three (3) NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes or Private Warrants according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes or Private Warrants may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Private Notes or Private Warrants in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes or Private Warrants to be withdrawn, (ii) identify the Private Notes or Private Warrants to be withdrawn (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes or Private Warrants were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes or Private Warrants so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes or Exchange Warrants will be issued with respect thereto unless the Private Notes or Private Warrants so withdrawn are validly retendered. Properly withdrawn Private Notes and Private Warrants may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION OF CERTAIN RIGHTS


     All registration rights under the Registration Rights Agreements accorded to holders of the June Private Notes and the Private Warrants eligible to participate in the Exchange Offer (and all rights to receive additional interest due to failure to consummate the Exchange Offer on a timely basis, if the Exchange Offer is not consummated on or before December 12, 1998, with respect to the June Private Notes and the Private Warrants) will terminate upon consummation of the Exchange Offer except with respect to the Company's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period of 180 days after the closing of the Exchange Offer, to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of June Exchange Notes or Exchange Warrants received for its own account pursuant to the Exchange Offer in exchange for June Private Notes or Private Warrants, respectively, that were acquired for its own account as a result of market-making or other trading activities.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (617) 664-5290

                             Confirm by Telephone:
                                 (617) 664-5249

          By Mail:                    By Overnight Delivery:                   By Hand:
 State Street Bank and Trust        State Street Bank and Trust       State Street Bank and Trust
           Company                            Company                           Company
        P.O. Box 778                  Two International Place           Two International Place
    Boston, Massachusetts                    4th Floor                         4th Floor
         02102-0778                 Boston, Massachusetts 02110       Boston, Massachusetts 02110
 Attention: Corporate Trust      Attention: Corporate Trust Window    Attention: Corporate Trust
           Window                                                               Window

     State Street Bank and Trust Company also serves as Trustee under the Indenture and Warrant Agent under the Warrant Agreement.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and their affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $500,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes or Private Warrants pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes or Private Warrants pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of Private Notes or Private Warrants are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Private Notes and Private Warrants that are not exchanged for Exchange Notes and Exchange Warrants, respectively, pursuant to the Exchange Offer will remain "restricted securities" within the meaning of

Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes or Private Warrants may not be offered, sold, pledged or otherwise transferred except (i) to a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account in a transaction meeting the requirements of Rule 144A, (ii) to the Company or any subsidiary thereof, (iii) pursuant to an effective registration statement under the Securities Act or (iv) to institutional accredited investors for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws and the transfer restrictions set forth in the Indenture or the Warrant Agreement, as applicable.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining terms of the Notes and the Warrants.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued under the Indenture, a copy of which is filed as an exhibit to the Registration Statement and which will be made available upon request. The terms of the Exchange Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Exchange Notes and the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the actual provisions of the Exchange Notes and the Indenture. As used in this section, the term "Company" means EOP Operating Limited Partnership and not any of its Subsidiaries unless otherwise expressly stated or the context otherwise requires.

GENERAL


     Each of the 2003 Exchange Notes, the 2004 Exchange Notes, the 2007 Exchange Notes, the 2008 Exchange Notes, the Exchange MOPPRS and the 2028 Exchange Notes constitute a separate series of securities under the Indenture and is limited to an aggregate principal amount of $300 million, $250 million, $300 million, $300 million, $250 million and $225 million, respectively. $299,900,000 in aggregate principal amount of 2003 Exchange Notes, $299,900,000 in aggregate principal amount of 2008 Exchange Notes and $249,655,000 in aggregate principal amount of Exchange MOPPRS are currently outstanding. The Exchange Notes will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated, in the context of a bankruptcy proceeding, to all existing and future third-party indebtedness and other liabilities of the Company's subsidiaries. As of June 30, 1998, on a Pro Forma Basis, such secured indebtedness of the Company and its subsidiaries aggregated approximately $2.4 billion and the total liabilities of the Company's subsidiaries was approximately $2.7 billion. See "Capitalization." Subject to certain limitations set forth in the Indenture, and as described under "-- Certain Covenants -- Limitations on Incurrence of Debt" below, the Indenture will permit the Company to incur additional secured and unsecured indebtedness. Such additional indebtedness may consist of, but is not limited to, indebtedness issued under the Indenture.



     Unless redeemed prior to maturity as described under "-- Optional Redemption," the 2003 Exchange Notes will mature on February 15, 2003; the 2004 Exchange Notes will mature on June 15, 2004; the 2007 Exchange Notes will mature on June 15, 2007; the 2008 Exchange Notes will mature on February 15, 2008; and the 2028 Exchange Notes will mature on June 15, 2028 (each, a "Stated Maturity Date"). The stated maturity date of the Exchange MOPPRS is February 15, 2012 (also a "Stated Maturity Date"); however, the Exchange MOPPRS are subject to mandatory tender by the holders thereof on the Remarketing Date for purchase by the Remarketing Dealer or the Company, as the case may be, as described below. The Exchange Notes are not subject to any sinking fund provisions.


     As described under "-- Certain Indenture Covenants -- Limitations on Incurrence of Debt" and "-- Merger, Consolidation or Sale" below, the Indenture contains provisions that may limit the ability of the Company to incur indebtedness or effect a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the Exchange Notes.

PRINCIPAL AND INTEREST


     The 2004 Exchange Notes, the 2007 Exchange Notes and the 2028 Exchange Notes will bear interest at an annual rate of 6.50%, 6.763% and 7.25%, respectively, payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1998 (each, an "Interest Payment Date"), and on the applicable Stated Maturity Date or date of earlier redemption or accelerated payment, as the case may be (each, a "Maturity Date"). The June Exchange Notes will bear interest from their date of issuance. Interest on the June Private Notes which are exchanged for the June Exchange Notes will cease to accrue on the day preceding the date of issuance of the June Exchange Notes. Interest payable on the first Interest Payment Date with respect to the June Exchange Notes will include accrued but unpaid interest due on the Private Notes (which they replace) for the period from the later of June 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the June Exchange Notes to the date of such issuance and will be paid to the persons in whose names the applicable June Exchange Notes are registered in the security register applicable to the June Exchange Notes (the "Holders") as of the close of business on the date 15 days prior to such payment day, regardless of whether such day is a Business Day, as defined below (each, a "Regular Record Date"). Interest on the June Exchange Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.



     The 2003 Exchange Notes and the 2008 Exchange Notes offered hereby will bear interest at an annual rate of 6.375% and 6.750%, respectively, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1999 (each, an "Interest Payment Date"), and on the applicable Stated Maturity Date or date of earlier redemption or accelerated payment, as the case may be (each, a "Maturity Date"). The annual interest rate on the Exchange MOPPRS offered hereby to the Remarketing Date is 6.376%, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1999 (each, also an "Interest Payment Date") and on the applicable Stated Maturity Date or date of accelerated payment (each, also a "Maturity Date"). The February Exchange Notes will bear interest from their date of issuance. Interest on the February Private Notes which are exchanged for the February Exchange Notes will cease to accrue on the day preceding the date of issuance of the February Exchange Notes. Interest payable on the first Interest Payment Date with respect to the February Exchange Notes offered hereby will include accrued but unpaid interest due on the February Private Notes (which they replace) for the period from the later of August 15, 1998 or the Interest Payment Date immediately preceding the date of issuance of the February Exchange Notes to the date of such issuance and will be paid to the persons in whose names the applicable February Exchange Notes are registered in the security register applicable to the February Exchange Notes (the "Holders") as of the close of business on the date 15 days prior to such payment day, regardless of whether such day is a Business Day, as defined below (each, also a "Regular Record Date"). Interest on the February Exchange Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.


     The principal of, and Make-Whole Amount (as defined below), if any, with respect to, each Exchange Note payable on the applicable Maturity Date will be paid against presentation and surrender of such Exchange Note at the corporate trust office of the Trustee, located initially at Two International Place, Financial Services, Corporate Trust Department, Boston, Massachusetts 02110, or at the corporate trust window of the Trustee initially maintained at 61 Broadway, Concourse Level, New York, New York 10006, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     If any Interest Payment Date or a Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such Maturity Date, as the case may be, to such next Business Day. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, and Boston, Massachusetts, are open for business.

OPTIONAL REDEMPTION


     The Exchange Notes other than the Exchange MOPPRS may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Exchange Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Exchange Notes (collectively, the "Redemption Price"); provided, however, that interest installments due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holders of such Exchange Notes (or one or more predecessor Exchange Notes) as of the close of business on the Record Date preceding such Interest Payment Date.

     If notice has been given as provided in the Indenture and funds for the redemption of any Exchange Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Exchange Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Exchange Notes will be to receive payment of the Redemption Price.

     Notice of any optional redemption of any Exchange Notes will be given to Holders at their addresses, as shown in the security register for the Exchange Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of Exchange Notes held by such Holder to be redeemed.

     If less than all the Exchange Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the series and aggregate principal amount of Exchange Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Exchange Notes to be redeemed of such series in whole or in part.

     As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Exchange Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption or accelerated payment is given) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Exchange Notes being redeemed or paid.

          "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.


TENDER OF EXCHANGE MOPPRS; REMARKETING



     The following description sets forth the terms and conditions of the remarketing of the Exchange MOPPRS, in the event that the Remarketing Dealer elects to purchase the Exchange MOPPRS and remarkets the Exchange MOPPRS on the Remarketing Date. In the event the Remarketing Dealer does not purchase the Exchange MOPPRS on the Remarketing Date, the Company will purchase the Exchange MOPPRS on such date.



     THE EXCHANGE MOPPRS WILL BE REDEEMED OR REPURCHASED ON THE REMARKETING
DATE.



     MANDATORY TENDER. Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Exchange MOPPRS for remarketing (the "Notification Date"), each Exchange MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "-- Repurchase of Exchange MOPPRS" below. The purchase price for the tendered Exchange MOPPRS to be paid by the Remarketing Dealer will equal 100% of the principal amount thereof. See "-- Notification of Results; Settlement" below. When the Exchange MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the Exchange MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. From and after the Remarketing Date, the Exchange MOPPRS will bear interest at the rate determined by the Remarketing Dealer equal to the Base Rate plus the Applicable Spread (each, as defined below) (the "Interest Rate to Maturity"). If the Remarketing Dealer elects to remarket the Exchange MOPPRS, the obligation of the Remarketing Dealer to purchase the Exchange MOPPRS on the Remarketing Date is subject, among other things, to the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS shall have occurred and be continuing. If for any reason the Remarketing Dealer does not purchase all tendered Exchange MOPPRS on the Remarketing Date, the Company will be required to repurchase the Exchange MOPPRS from the Beneficial Owners thereof at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the Exchange MOPPRS to the Remarketing Date. See "-- Repurchase of Exchange MOPPRS" below.



     The Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be equal to 5.488% (the "Base Rate") plus the Applicable Spread (as defined below) which will be based on the Dollar Price (as defined below) of the Exchange MOPPRS.



     The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Exchange MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the Exchange MOPPRS, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Exchange MOPPRS, the Company and the Trustee.



     "Dollar Price" means, with respect to the Exchange MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).



     "Reference Corporate Dealers" mean leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.



     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Exchange MOPPRS being purchased.



     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.



     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc for their respective affiliates which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.



     "Remaining Scheduled Payments" means, with respect to the Exchange MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date.



     NOTIFICATION OF RESULTS; SETTLEMENT. Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Exchange MOPPRS on the Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.



     All of the tendered Exchange MOPPRS will be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.



     In the event that the Remarketing Dealer purchases the tendered Exchange MOPPRS on the Remarketing Date, the Remarketing Dealer will make or cause the Trustee to make payment to the DTC Participant of each tendering Beneficial Owner of Exchange MOPPRS, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Exchange MOPPRS, of 100% of the principal amount of the tendered Exchange MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the Exchange MOPPRS on the Remarketing Date, it will be the obligation of the Company to make or cause to be made such payment for the Exchange MOPPRS, as described below under "Repurchase." In any case, the Company will make or cause the Trustee to make payment of interest to each Beneficial Owner of Exchange MOPPRS due on the Remarketing Date by book-entry through DTC by the close of business on the Remarketing Date.

     The transactions described above will be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the Exchange MOPPRS delivered by book entry as necessary to effect the purchases and sales thereof.



     Transactions involving the sale and purchase of Exchange MOPPRS remarketed by the Remarketing Dealer on and after the Remarketing Date will settle in immediately available funds through DTC's Same-Day Funds Settlement System.



     The tender and settlement procedures described above, including provisions for payment by purchasers of Exchange MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered Exchange MOPPRS, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of Exchange MOPPRS in certificated form, if the book-entry system is no longer available for the Exchange MOPPRS at the time of the remarketing. In addition, the Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.



     As long as DTC's nominee holds the certificates representing any Exchange MOPPRS in the book-entry system of DTC, no certificates for such Exchange MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such Exchange MOPPRS effected in the remarketing. In addition, under the terms of the Exchange MOPPRS and the Remarketing Agreement (described below), the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Exchange MOPPRS in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Exchange MOPPRS in book-entry form, and (ii) it will waive any discretionary right it otherwise has under the Indenture to cause the Exchange MOPPRS to be issued in certificated form.



     For further information with respect to transfers and settlement through DTC, see "-- Global Securities" below.



     THE REMARKETING DEALER. The Company and the Remarketing Dealer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, have entered into a Remarketing Agreement, the general terms and provisions of which are summarized below.



     The Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company in connection with the remarketing.



     The Company has agreed to indemnify the Remarketing Dealer against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the Remarketing Agreement.



     In the event that the Remarketing Dealer elects to remarket the Exchange MOPPRS as described herein, the obligation of the Remarketing Dealer to purchase Exchange MOPPRS from tendering Beneficial Owners of Exchange MOPPRS will be subject to several conditions precedent set forth in the Remarketing Agreement, including the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, shall have occurred, and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS shall have occurred and be continuing. In addition, the Remarketing Agreement provides for the termination thereof, or redetermination of the Interest Rate to Maturity, by the Remarketing Dealer on or before the Remarketing Date, upon the occurrence of certain events as set forth in the Remarketing Agreement.



     No Holder or Beneficial Owner of any Exchange MOPPRS shall have any rights or claims under the Remarketing Agreement or against the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Exchange MOPPRS.



     The Remarketing Agreement also provides that the Remarketing Dealer may resign at any time as Remarketing Dealer, such resignation to be effective ten days after the delivery to the Company and the

Trustee of notice of such resignation. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.



     The Remarketing Dealer, in its individual or any other capacity, may buy, sell, hold and deal in any of the Exchange MOPPRS. The Remarketing Dealer may exercise any vote or join in any action which any Beneficial Owner of Exchange MOPPRS may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agreement. The Remarketing Dealer, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under the Remarketing Agreement.



REPURCHASE OF EXCHANGE MOPPRS



     In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, (iii) since the Notification Date, the Remarketing Dealer terminates the Remarketing Agreement due to the occurrence of a material adverse change in the condition of the Company and its Subsidiaries, considered as one enterprise, or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Exchange MOPPRS, or any other event constituting a termination event under the Remarketing Agreement, (iv) the Remarketing Dealer elects not to remarket the Exchange MOPPRS or (v) the Remarketing Dealer for any reason does not purchase all tendered Exchange MOPPRS on the Remarketing Date, the Company will repurchase the Exchange MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the Exchange MOPPRS plus all accrued and unpaid interest, if any, on the Exchange MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company to the DTC Participant of each tendering Beneficial Owner of Exchange MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Exchange MOPPRS.



REDEMPTION OF EXCHANGE MOPPRS



     If the Remarketing Dealer elects to remarket the Exchange MOPPRS on the Remarketing Date, the Exchange MOPPRS will be subject to mandatory tender to the Remarketing Dealer for remarketing on such date, in each case subject to the conditions described above under "-- Tender of Exchange MOPPRS; Remarketing" and "-- Repurchase of Exchange MOPPRS" and to the Company's right to redeem the Exchange MOPPRS from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to redeem the Exchange MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price.



     The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Exchange MOPPRS and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Exchange MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.


CERTAIN INDENTURE COVENANTS

     LIMITATIONS ON INCURRENCE OF DEBT. The Company will not, and will not permit a Subsidiary to, incur any Debt (as defined below), other than intercompany Debt (representing Debt to which the only parties are the Trust, the Company and any of their Subsidiaries, but only so long as such Debt is held solely by any of the Trust, the Company and any Subsidiary and provided that, in the case of Debt owed to Subsidiaries of the Company, such Debt is subordinate in right of payment to the Exchange Notes), if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the

Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) Total Assets (as defined below) as of the end of the fiscal quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the increase or decrease in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase or decrease together with the Company's Total Assets is referred to as the "Adjusted Total Assets") (Indenture Section 1004(a)).

     In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt (as defined below) of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets (Indenture Section 1004(b)).

     In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (provided that, in the case of Debt owed to Subsidiaries of the Company, such Debt is subordinate in right of payment to the Exchange Notes), if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company or its Subsidiaries since the first day of such four-quarter period, which was outstanding at the end of such period, had been incurred at the beginning of such period and continued to be outstanding throughout such period, and the application of the proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Company or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) in the case of Acquired Indebtedness or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation and (iv) in the case of any increase or decrease in Total Assets, or any other acquisition or disposition by the Company or any Subsidiary of any asset or group of assets, since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such increase, decrease or other acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments to revenues, expenses and Debt levels with respect to such increase, decrease or other acquisition or disposition being included in such pro forma calculation (Indenture Section 1004(c)).

     MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Company is required at all times to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt of the Company and its Subsidiaries on a consolidated basis (Indenture Section 1004(d)).

     As used in the Indenture and the description thereof herein:

          "Acquired Indebtedness" means Debt of a Person (i) existing at the time the Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the Person, in each case, other than Debt incurred in connection with, or in contemplation of, the Person becoming a Subsidiary or that acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for Consolidated Interest Expense of the Company and its Subsidiaries.

          "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) increases in deferred taxes and other noncash items,
     (vi) charges resulting from a change in accounting principles, and (vii) charges for early extinguishment of debt, and less amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures and (b) decreases in deferred taxes and other noncash items.

          "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on leases reflected in accordance with GAAP as capitalized leases on the Company's consolidated balance sheet, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other securities) of the Company and its Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP.

          "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company and its Subsidiaries, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company and its Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company and its Subsidiaries as lessee which is reflected in the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under
     (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary) (it being understood that "Debt" shall be deemed to be incurred by the Company and its Subsidiaries on a consolidated basis whenever the Company and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof; Debt of a Subsidiary of the Company existing prior to the time it became a Subsidiary of the Company shall be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of the Company; and Debt of a person existing prior to a merger or consolidation of such person with the Company or any Subsidiary of the Company in which such person is the successor to the Company or such Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation); provided, however, the term Debt shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP.

          "Secured Debt" means, without duplication, Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets. Secured Debt shall be deemed to be incurred (i) on the date the Company or any Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the Company or any Subsidiary first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

          "Subsidiary" means (i) a corporation, partnership, limited liability company, trust, real estate investment trust or other entity a majority of the voting power of the voting equity securities of which are owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company, (ii) a partnership, limited liability company, trust, real estate investment trust or other entity not treated as a corporation for federal income tax purposes, the majority of the value of the equity interests of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company and (iii) one or more corporations which, either individually or in the aggregate, would be Significant Subsidiaries (as defined below, except that the investment, asset and equity thresholds for purposes of this definition shall be 5%), the majority of the value of the equity interests of which are owned, directly or indirectly, by the Company or by one or more Subsidiaries.

          "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

          "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and (ii) all other assets of the Company and its Subsidiaries on a consolidated basis not securing any portion of Secured Debt determined in accordance with GAAP (but excluding intangibles and accounts receivable).

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means Debt of the Company or any Subsidiary that is not Secured Debt.

     EXISTENCE. Except as permitted under "-- Merger, Consolidation or Sale" below, the Company is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Trustees of the Trust determines that the preservation thereof is no longer desirable in the conduct of the Company's business and that the loss thereof is not disadvantageous in any material respect to the Holders (Indenture Section 1006).

     MAINTENANCE OF PROPERTIES. The Company is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from discontinuing the operation and maintenance of any of the properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders (Indenture Section 1007).

     INSURANCE. The Company is required to, and is required to cause each of its Subsidiaries to, maintain insurance coverage by financially sound and reputable insurance companies in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business (Indenture Section 1008).

     PAYMENT OF TAXES AND OTHER CLAIMS. The Company is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or that of any Subsidiary and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as appropriate reserves are established therefor in accordance with GAAP (Indenture Section
1009).

     PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Exchange Notes are outstanding, the Company will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Company were so subject (the "Financial Statements"), such documents to be filed with the Commission on or prior to the respective dates by which the Company would have been required to file such documents if the Company were so subject (the "Required Filing Dates"). The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Exchange Notes, as their names and addresses appear in the security register for the Exchange Notes, without cost to such Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not made under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Indenture Section 1010).

MERGER, CONSOLIDATION OR SALE

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, limited liability company, association, partnership, real estate investment trust, company or business trust (collectively, a "Corporation"), provided that (a) the Company shall be the continuing Corporation, or the successor Corporation or its transferees or assignees of such assets (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets by lease (subject to the continuing obligations of the Company set forth in the Indenture) or otherwise, either directly or indirectly, shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all the debt securities issued by the Company under the Indenture ("Debt Securities") and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) the successor Corporation formed by or resulting from any such consolidation or merger or which shall have received the transfer of assets shall be a United States Corporation; (c) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary of the Company as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (d) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Indenture Sections 801 and 803). The foregoing requirements are applicable regardless of whether the merger, consolidation or other transaction is supported by the Company.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following events are "Events of Default" with respect to the Notes of a series: (a) default for 30 days in the payment of any installment of interest on any Note of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Note at its maturity; (c) default in the performance of any other covenant of the Company contained in the Indenture, such default having continued for 60 days after written notice as provided pursuant to the Indenture; (d) default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled, such default having continued for a period of 10 days after written notice as provided pursuant to the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any

Significant Subsidiary or any of their respective property. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company (Indenture
Section 501).

     If an Event of Default under the Indenture occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of a series may declare the principal amount of all of the Notes of such series to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to such Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of such Outstanding Notes may rescind and annul such declaration and its consequences if (a) the Company shall have paid or deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on such Notes, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal of (or specified portion thereof) or premium (if any) or interest on such Notes have been cured or waived as provided in the Indenture (Indenture Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Notes of a series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any such Note or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby (Indenture Section 513).

     The Trustee will be required to give notice to the Holder of Exchange Notes within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Exchange Note or in the payment of any sinking fund installment in respect of any Exchange Note) if specified Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Indenture Section 601).

     The Indenture provides that no Holder of Exchange Notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Notes of a series, as well as an offer of indemnity reasonably satisfactory to it (Indenture Section 507). This provision will not prevent, however, any holder of Notes from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Exchange Notes at the respective due dates thereof (Indenture
Section 508).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any Exchange Notes then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section
602). The Holders of not less than a majority in principal amount of the Outstanding Notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of such Notes, or of exercising any trust or power conferred upon the Trustee in respect of such Notes. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of Notes of such series not joining therein (Indenture Section 512).

     Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Indenture Section 1011).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities of each series which is affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or premium or Make-Whole Amount, if any, or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount, if any, payable on redemption of, any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, or premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above stated percentage in principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each such Debt Security affected thereby (Indenture Section
902). A Debt Security shall be deemed outstanding ("Outstanding") if it has been authenticated and delivered under the Indenture unless, among other things, such Debt Security has been cancelled or redeemed.

     The Indenture provides that the Holders of not less than a majority in principal amount of Outstanding Debt Securities of a series have the right to waive compliance by the Company with certain covenants in the Indenture in respect of such Debt Securities (Indenture Section 1013). Compliance with the covenants described herein and such additional covenants with respect to the Debt Securities of a series generally may not be waived by the Board of Trustees of the Trust, as managing general partner of the Company, or by the Trustee.

     Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession or addition of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add Events of Default for the benefit of the Holders; (iv) to permit or facilitate the issuance of Debt Securities in uncertificated form, provided, that such action shall not adversely affect the interests of the Holders in any material respect; (v) to secure the Debt Securities; (vi) to establish the form or terms of additional Debt Securities of any series; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (viii) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders in any material respect; or
(ix) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities under the Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect (Indenture Section
901).

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities (Indenture Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities, in any such case upon notice given as provided in the Indenture (Indenture
Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities. Any resolution passed or decision taken at any meeting of Holders of Debt Securities duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Indenture Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and
(ii) the principal amount of the Outstanding Debt Securities that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Indenture Section 1504).

SATISFACTION AND DISCHARGE

     The Company may discharge certain obligations to Holders of Exchange Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Exchange Notes are payable in an amount sufficient to pay the entire indebtedness on such Exchange Notes in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Exchange Notes have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Indenture Section 401).

     The defeasance and covenant defeasance provisions of Article Fourteen of the Indenture will apply to the Exchange Notes upon satisfaction of certain conditions specified therein.

NO CONVERSION RIGHTS

     The Exchange Notes will not be convertible into or exchangeable for any equity interest in or debt security of the Trust or equity interest in the Company.

GLOBAL SECURITIES

     Exchange Notes issued in exchange for Private Notes currently evidenced by one or more fully registered global notes will be evidenced by one or more global notes of the related series (the "Global Securities"), which will be deposited upon issuance with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), as DTC's nominee. Exchange Notes issued in exchange for Private Notes in non-book-entry-form will be issued in registered, certificated form.

     Holders may hold their interests in any of the Global Securities directly through DTC, or indirectly through organizations which are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

     Holders who are not Participants may beneficially own interests in a Global Security held by DTC only through Participants, including certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of any Global Security, Cede for all purposes will be considered the sole holder of such Global Security. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holder thereof.

     Neither the Company nor the Trustee (nor any registrar or paying agent) will have any responsibility for the performance by DTC or their Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants whose accounts are credited with DTC interests in a Global Security.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among Participants in deposited securities through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. The rules applicable to DTC and its Participants are on file with the Commission.

     DTC has further advised the Company that pursuant to the procedures established by it, (i) upon deposit of the Global Securities representing Private Notes, DTC will credit the accounts of its Participants with portions of the principal amount of the Global Securities representing the Exchange Notes issued in exchange for the Private Notes that each such Participant has instructed DTC to surrender for exchange and (ii) ownership of such interests in the Global Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Securities).

     Purchases of Exchange Notes under the DTC system must be made by or through Participants, which will receive a credit for the Exchange Notes on DTC's records. The ownership interest of each actual purchaser of each Exchange Note (a "Beneficial Owner") is in turn to be recorded on the Participant's and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

     The deposit of Exchange Notes with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Exchange Notes; DTC's records reflect only the identity of the Participants whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Redemption notices shall be sent to Cede. If less than all of the principal amount of the Global Securities of the same series is being redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant therein to be redeemed.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Principal, Make-Whole Amount, if any, and interest payments on the Exchange Notes will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal, Make-Whole Amount, if any, and interest to DTC is the responsibility of the Company, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Participants and Indirect Participants. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to the Company. In the event that DTC notifies the Company that it is unwilling or unable to continue as depository for any Global Security or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depository and no successor depository shall have been appointed within 90 days of such notification or of the Company becoming aware of DTC's ceasing to be so registered, as the case may be, certificates for the relevant Exchange Notes will be printed and delivered in exchange for interests in such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for relevant Exchange Notes in authorized denominations registered in such names as DTC shall direct. It is expected that such instruction will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the Exchange Notes will be printed and delivered.

                      DESCRIPTION OF THE EXCHANGE WARRANTS

     The Exchange Warrants will be, and the Private Warrants are, issued pursuant to a debt warrant agreement (the "Warrant Agreement"), dated as of June 15, 1998, between the Company and State Street Bank and Trust Company, as debt warrant agent (the "Warrant Agent"), a copy of which is filed as an exhibit to the Registration Statement and which will be made available upon request. The following summary of certain provisions of the Warrant Agreement and the certificates representing the Exchange Warrants (the "Warrant Certificates") does not purport to be complete and is subject to and qualified in its entirety by reference to the actual provisions of the Warrant Agreement and the Warrant Certificates.

     The Exchange Warrants will be issued in fully registered form, with (i) Exchange Warrants issued in exchange for Private Warrants currently evidenced by one or more fully registered global certificates being represented by one or more global certificates deposited with the Warrant Agent as custodian for, and registered in the name of, a nominee of DTC, and (ii) Exchange Warrants issued in exchange for Private Warrants in non-book-entry-form being represented by physical certificates. For a discussion of the depositary arrangements with DTC, see "Description of the Exchange Notes -- Global Securities."

     Each Exchange Warrant will entitle the holder thereof to purchase $1,000 principal amount of the Underlying Notes, at an exercise price equal to 100% of the principal amount thereof (the "Exercise Price"). The Underlying Notes will have terms identical to the Exchange Notes, except that (i) the maturity of such Underlying Notes shall be June 15, 2008 (the "Underlying Notes Maturity Date"),
(ii) interest will accrue on
such Underlying Notes from and including the Exercise Date and will be paid on such Underlying Notes commencing June 15, 2000, (iii) if the Underlying Notes issued and delivered upon exercise of the Exchange Warrants are not registered under the Securities Act, the interest rate per annum on the Underlying Notes shall be increased by 0.50% until such unregistered Underlying Notes have been so registered and (iv) the interest rate per annum on the Underlying Notes may be increased as described in the third succeeding paragraph.

     Exchange Warrants may be exercised on December 15, 1999 unless, in accordance with the Warrant Agreement, the Company notifies holders of the Exchange Warrants in writing at their registered addresses at least five Business Days prior to December 15, 1999 that, based on an opinion of counsel, it is aware of material non-public information with respect to the Company, in which case the Company may postpone such date to January 18, 2000, or, in each case, if such day is not a Business Day, the succeeding Business Day (the "Exercise Date"), upon (i) notice by a holder of an Exchange Warrant of such holder's intention to exercise its Exchange Warrant submitted to the Warrant Agent and forwarded by the Warrant Agent to the Company no later than the Determination Date (as defined below), (ii) delivery to the Warrant Agent at its corporate trust office or its corporate trust window on or prior to the Exercise Date of payment of the Exercise Price in the form of certified or official bank check payable to the order of the Company and (iii) delivery to the Warrant Agent at its corporate trust office on or prior to the Exercise Date of the related Warrant Certificate(s) properly completed and duly executed, whereupon the Company will, on or promptly after the Exercise Date, deliver the Underlying Notes purchasable upon such exercise; provided, however, that Exchange Warrants may only be exercised if notice of such exercise has been delivered to the Company no later than the Determination Date. Notice of a holder's intention to exercise an Exchange Warrant shall be irrevocable, except that after a postponement of the date of exercise of the Exchange Warrants under the conditions specified above such notice shall be null and void. After such postponement, a holder must redeliver a notice of intention to exercise an Exchange Warrant no later than the Determination Date immediately preceding January 18, 2000. After the close of business on the Determination Date, unexercised Exchange Warrants will become void.

     Prior to the delivery of the Underlying Notes purchasable upon exercise of Exchange Warrants on the Exercise Date, holders of the Exchange Warrants will not be entitled to any of the rights of holders of the Underlying Notes so purchasable, including payments in respect thereof.

     In the event that the Company postpones the date of the exercise of the Exchange Warrants to January 18, 2000 in accordance with the Warrant Agreement, the interest rate per annum on the Underlying Notes will be increased by the positive value, if any, of the sum of (i) the value (positive or negative, expressed in the form of a percentage or in basis points), if any, of the result from subtracting the December 1999 Credit Spread from the January 2000 Credit Spread and (ii) the value (positive or negative, expressed in the form of a percentage or in basis points), if any, of the result from subtracting the December 1999 Treasury Rate from the January 2000 Treasury Rate.

     If for any reason the Company elects not to, or fails to, issue and deliver the Underlying Notes purchasable upon exercise of the Exchange Warrants on the Exercise Date, then the Company shall promptly pay to the holders who have given notice of their intention to exercise their Exchange Warrants an amount equal to the Warrant Make-Whole Amount, as calculated by the Calculation Agent on the third Business Day prior to December 15, 1999. The "Warrant Make-Whole Amount" means the present value, as of December 15, 1999, of the Remaining Scheduled Payments (as defined below) discounted to December 15, 1999, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Warrant Reinvestment Rate.

     As used herein:

     "Calculation Agent" means initially Merrill Lynch, Pierce, Fenner & Smith Incorporated or an affiliate thereof.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Calculation Agent as having an actual or interpolated maturity or maturities comparable to the stated term to maturity of the Underlying Notes.

     "Comparable Treasury Price" means, with respect to December 15, 1999 or January 18, 2000, as applicable, (a) the offer-side prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the third Business Day prior to such date, as set forth on "Telerate Page 500", or (b) if "Telerate Page 500" is not displayed or does not contain such offer-side prices on the third Business Day prior to such date, (i) the average of three Reference Treasury Dealer Quotations for December 15, 1999 or January 18, 2000, as applicable, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained on the third Business Day prior to such date, or (ii) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations obtained on the third Business Day prior to such date. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer-side prices specified in (a) above as may replace Dow Jones Markets Limited.

     The "December 1999 Credit Spread" will be the average (arithmetic mean) of the bid indications, excluding the highest and the lowest bids, expressed as a spread (in the form of a percentage or in basis points) above the December 1999 Treasury Rate, obtained by the Calculation Agent on the date three Business Days prior to December 15, 1999, from the bids quoted by five Reference Corporate Dealers in accordance with customary financial practice in the pricing of a new issue of publicly registered senior, unsecured indebtedness of the Company for the full aggregate principal amount of the Underlying Notes purchasable upon the exercise of all Exchange Warrants, assuming that the Underlying Notes have (i) an issue price equal to 100%, (ii) an issue date equal to December 15, 1999, with settlement on such date without accrued interest, (iii) a maturity date equal to the Underlying Notes Maturity Date, (iv) interest initially payable to holders thereof commencing June 15, 2000 and (v) a stated annual interest rate, payable semiannually on each June 15 and December 15, equal to the December 1999 Treasury Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the December 1999 Credit Spread shall be the average (arithmetic mean) of all bid indications obtained.

     "December 1999 Treasury Rate" means, with respect to December 15, 1999, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for December 15, 1999.

     "Determination Date" means three Business Days prior to the Exercise Date.

     The "January 2000 Credit Spread" will be the average (arithmetic mean) of the bid indications, excluding the highest and the lowest bids, expressed as a spread (in the form of a percentage or in basis points) above the January 2000 Treasury Rate, obtained by the Calculation Agent on the date three Business Days prior to January 18, 2000, from the bids quoted by five Reference Corporate Dealers in accordance with customary financial practice in the pricing of a new issue of publicly registered senior, unsecured indebtedness of the Company for the full aggregate principal amount of the Underlying Notes purchasable upon the exercise of all Exchange Warrants, assuming that the Underlying Notes have (i) an issue price equal to 100%, (ii) an issue date equal to January 18, 2000, with settlement on such date without accrued interest, (iii) a maturity date equal to the Underlying Notes Maturity Date, (iv) interest initially payable to holders thereof commencing June 15, 2000 and (v) a stated annual interest rate, payable semiannually on each June 15 and December 15, equal to the January 2000 Treasury Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the January 2000 Credit Spread shall be the average (arithmetic mean) of all bid indications obtained.

     "January 2000 Treasury Rate" means, with respect to January 18, 2000, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the

Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for January 18, 2000.

     "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Calculation Agent or one of its affiliates) selected by the Calculation Agent.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and Salomon Brothers Inc (or their respective affiliates which are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Calculation Agent shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and December 15, 1999 or January 18, 2000, as applicable, the offer-side prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Calculation Agent by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third Business Day prior to such date.

     "Remaining Scheduled Payments" means, with respect to the Underlying Notes, all scheduled payments of the interest thereon, calculated at the interest rate of the Underlying Notes only, that would accrue from December 15, 1999 and would be due thereafter to and including the Underlying Notes Maturity Date.

     "Warrant Reinvestment Rate" means the per annum rate equal to the December 1999 Treasury Rate plus the December 1999 Credit Spread. The Warrant Reinvestment Rate announced by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the holders of the Exchange Warrants, the Company and the Warrant Agent.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following discussion summarizes, subject to the limitations described below, the material federal income tax considerations relating to the exchange of the Private Notes and the Private Warrants for the Exchange Notes and the Exchange Warrants, respectively, pursuant to the Exchange Offer. The following description is not exhaustive of all possible tax considerations and is not intended to be tax advice. For example, this summary addresses only Notes and Warrants held as capital assets by initial holders who purchased Private Notes or Private Warrants, as applicable, at the "issue price" (generally, the first price to the public (excluding bond houses, brokers or similar persons or organizations acting as underwriters, placement agents or wholesalers) at which a substantial amount of the issue of which such Private Notes or Private Warrants, as applicable, were a part was sold for money). This summary does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes or Warrants as a hedge against currency risk or as a position in a "straddle" for U.S. tax purposes, persons whose functional currency is not the U.S. dollar, tax-exempt organizations or foreign corporations and persons who are not citizens or residents of the United States (except as described under the heading "-- Taxation of Non-U.S. Holders"). In addition, because the Exchange MOPPRS are subject to mandatory tender on the Remarketing Date, this summary only addresses the federal income tax consequences of the Exchange MOPPRS until the Remarketing Date. It does not give a detailed discussion of any state, local or foreign tax consequences and does not discuss all aspects of federal income taxation that might be relevant to a specific holder in light of its particular investment or tax circumstances.



     As used herein, the term "U.S. Holder" means a holder of Notes or Warrants who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means a holder of Notes or Warrants who is not a U.S. Holder.


     The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.


     Hogan & Hartson L.L.P., special tax counsel to the Company, has reviewed the following discussion and is of the opinion that, to the extent it constitutes matters of law or legal conclusions or purports to describe certain provisions of the federal tax laws, the discussion is a correct summary of the matters discussed therein.


     EACH PROSPECTIVE PURCHASER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE EXCHANGE OF THE PRIVATE NOTES AND THE PRIVATE WARRANTS FOR THE EXCHANGE NOTES AND THE EXCHANGE WARRANTS, RESPECTIVELY, IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.


THE EXCHANGE



     In the opinion of Hogan & Hartson L.L.P., the exchange of Private Notes and Private Warrants for Exchange Notes and Exchange Warrants, respectively, pursuant to the Exchange Offer will not be treated as an exchange for federal income tax purposes because the Exchange Notes and the Exchange Warrants will not differ materially in kind or extent from the Private Notes and the Private Warrants, respectively, and because the exchange will occur by operation of the original terms of the Private Notes and the Private Warrants. As a result, Holders who exchange their Private Notes and Private Warrants for Exchange Notes and Exchange Warrants, respectively, will not recognize any income, gain or loss for federal income tax purposes. A Holder will have the same adjusted basis and holding period in the Exchange Notes and the Exchange Warrants immediately after the exchange as it had in the Private Notes and the Private Warrants, respectively, immediately before the exchange.



TAXATION OF U.S. HOLDERS



     INTEREST ON NOTES. Except as described below with respect to Exchange MOPPRS, interest on the Notes will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder's method of tax accounting).



     SALE, EXCHANGE OR RETIREMENT OF NOTES. Except as described below with respect to Exchange MOPPRS, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note. Such gain or loss will be capital if the Note is held as a capital asset. In the case of a U.S. Holder who is an individual or an estate or trust, such gain or loss will be long-term capital gain or loss, generally subject to a maximum tax rate of 20%, if the Notes have been held for more than one year. In the case of a U.S. Holder that is a corporation, such gain or loss will be long-term capital gain or loss if the Notes have been held for more than one year.



     INTEREST ON EXCHANGE MOPPRS. The federal income tax treatment of debt obligations such as the Exchange MOPPRS is not certain. Because the Exchange MOPPRS are subject to mandatory tender on the Remarketing Date, the Company intends to treat the Exchange MOPPRS as maturing on the Remarketing

Date for federal income tax purposes. By purchasing the Exchange MOPPRS, the U.S. Holder agrees to follow such treatment for federal income tax purposes. There can be no assurance that the IRS will agree with the Company's treatment of the Exchange MOPPRS and it is possible that the IRS could assert another treatment. For instance, it is possible that the IRS could seek to treat the Exchange MOPPRS as maturing on the Stated Maturity Date. See "-- Possible Characterization of Exchange MOPPRS as Having Contingent Interest" below.



     In accordance with such treatment, interest on the Exchange MOPPRS will constitute "qualified stated interest" and the Exchange MOPPRS will be taxed as described above under the headings "-- Interest on Notes" and "Sale, Exchange or Retirement of Notes."



     POSSIBLE CHARACTERIZATION OF EXCHANGE MOPPRS AS HAVING CONTINGENT
INTEREST. It is possible that the IRS might seek to treat the Exchange MOPPRS as maturing on their Stated Maturity Date (instead of on the Remarketing Date, as discussed under "-- Interest on Exchange MOPPRS" above) for federal income tax purposes. Pursuant to such treatment, since the Interest Rate to Maturity will not be determined until the Determination Date, the Exchange MOPPRS would be treated as having contingent interest under the Code. In such event, under Treasury Regulations governing debt instruments that provide for contingent payments (the "Contingent Payment Regulations"), the Company would be required to construct a projected payment schedule for the Exchange MOPPRS, based upon the Company's current borrowing costs for comparable debt instruments of the Company, from which an estimated yield on the Exchange MOPPRS would be calculated. A U.S. Holder would be required to include in income original issue discount in an amount equal to the sum of the daily portions of original issue discount on the Exchange MOPPRS that would be deemed to accrue at this estimated yield for each day during the U.S. Holder's taxable year on which the U.S. Holder holds the Exchange MOPPRS. The amount of original issue discount that would be deemed to accrue in any accrual period would equal the product of this estimated yield (properly adjusted for the length of the accrual period) and the Exchange MOPPRS' adjusted issue price (as defined below) at the beginning of the accrual period. The daily portions of original issue discount would be determined by allocating to each day in the accrual period the ratable portion of the original issue discount that would be deemed to accrue during the accrual period. In general, for these purposes, an Exchange MOPPRS' adjusted issue price would equal the Exchange MOPPRS' issue price increased by the original issue discount previously accrued on the Exchange MOPPRS and reduced by all payments made on the Exchange MOPPRS. As a result of the application of the Contingent Payment Regulations, it is possible that a U.S. Holder would be required to include original issue discount in income in excess of actual cash payments received for certain taxable years.



     Under the Contingent Payment Regulations, upon the sale or exchange of an Exchange MOPPRS (including a sale pursuant to the mandatory tender on the Remarketing Date), a U.S. Holder would be required to recognize taxable income or loss in an amount equal to the difference, if any, between the amount realized by the U.S. Holder upon such sale or exchange and the U.S. Holder's adjusted tax basis in the Exchange MOPPRS as of the date of disposition. A U.S. Holder's adjusted tax basis in an Exchange MOPPRS generally would equal such U.S. Holder's initial investment in the Exchange MOPPRS increased by any original issue discount previously included in income with respect to the Exchange MOPPRS by the U.S. Holder and decreased by any payments received by the U.S. Holder. Any such taxable income generally would be treated as ordinary income. Any such taxable loss generally would be treated (i) first as an offset to any interest otherwise includible in income by the U.S. Holder with respect to the Exchange MOPPRS for the taxable year in which the sale or exchange occurs to the extent of the amount of such includible interest and (ii) then as an ordinary loss to the extent of the U.S. Holder's total interest inclusions on the Exchange MOPPRS in previous taxable years. Any remaining loss in excess of the amounts described in (i) and (ii) above generally would be treated as short-term or long term-capital loss (depending upon the U.S. Holder's holding period for the Exchange MOPPRS). All amounts includible in income by a U.S. Holder as ordinary interest pursuant to the Contingent Payment Treasury Regulations would be treated as original issue discount.



     THE EXCHANGE WARRANTS. Upon exercise of an Exchange Warrant, a U.S. Holder will not recognize gain or loss, and will have a tax basis in the Underlying Note acquired pursuant to such exercise equal to such U.S. Holder's tax basis in the Exchange Warrant plus the exercise price of the Exchange Warrant. The holding period of such Underlying Note will commence on the day after the date of exercise of the Exchange Warrant. The sale of an Exchange Warrant will result in the recognition of capital gain or loss to the U.S. Holder in an amount equal to the difference between the amount realized and such U.S. Holder's tax basis in the Exchange Warrant. Such gain or loss will be capital if the Exchange Warrant is held as a capital asset. In the case of a U.S. Holder who is an individual or an estate or trust, such gain or loss will be long-term capital gain or loss, generally subject to a maximum tax rate of 20%, if the Exchange Warrants have been held for more than one year. In the case of a U.S. Holder that is a corporation, such gain or loss will be long-term capital gain or loss if the Exchange Warrants have been held for more than one year. If an Exchange Warrant expires unexercised, a U.S. Holder will recognize a capital loss equal to such U.S. Holder's tax basis in the Exchange Warrant. Such capital loss will be long-term if, at the time of the expiration, the Exchange Warrant was held for more than one year.



TAXATION OF NON-U.S. HOLDERS



     A Non-U.S. Holder will not be subject to federal income taxes on payments of principal, premium (if any) or interest on a Note unless such Non-U.S. Holder is a direct or indirect 10% or greater partner of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code, and provided that the interest (including original issue discount, if any) is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.



     Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes gain upon retirement or disposition of a Note, or upon disposition of a Warrant, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.



     If a Non-U.S. Holder of a Note or Warrant is engaged in a trade or business in the United States and interest (including original issue discount, if any) or gain on the Note or gain on the Warrant, as applicable, is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax as discussed in the preceding paragraph (or by reason of the delivery of properly completed Form 4224), is subject to U.S. federal income tax on such interest (including original issue discount) and on any gain realized on the sale, exchange or other dispositions of a Note or Warrant in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.



     No gain or loss will be recognized by a Non-U.S. Holder of an Exchange Warrant upon the exercise of the Exchange Warrant.



     The Note or Warrant will not be includible in the estate of a Non-U.S. Holder unless the individual is a direct or indirect 10% or greater partner of the Company or, at the time of such individual's death, payments in respect of the Note or Warrant would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING



     Backup withholding of federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.



     In addition, upon the sale of a Note or Warrant to (or through) a broker, the broker must withhold 31% of the entire purchase price unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.



     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.



     The United States Treasury has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. Pursuant to IRS Notice 98-16, these regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1999 will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Holder should consult its own advisor regarding the effect of the new Treasury Regulations.


                              PLAN OF DISTRIBUTION

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes or Exchange Warrants received in exchange for Private Notes or Private Warrants, respectively, acquired by such broker-dealer for its own account as a result of market-making or other trading activities. Each broker-dealer that receives Exchange Notes or Exchange Warrants for its own account in exchange for such Private Notes or Private Warrants pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes or Exchange Warrants. The Company has agreed that for a period of up to 180 days after the closing of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes or Exchange Warrants by broker-dealers or any other persons. Exchange Notes or Exchange Warrants received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or the Exchange Warrants, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange

Notes or Exchange Warrants. Any broker-dealer that resells Exchange Notes or Exchange Warrants that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such Exchange Notes or Exchange Warrants may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer that receives Exchange Notes or Exchange Warrants in exchange for Private Notes or Private Warrants, respectively, acquired by such broker-dealer as a result of market-making or other trading activities will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreements, and will indemnify the holders of Private Notes and Private Warrants (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

     The consolidated financial statements of EOP Operating Limited Partnership appearing in EOP Operating Limited Partnership's Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 1997 and the statements of revenue and certain expenses for the Denver Post Tower, 301 Howard Street and 215 Fremont Street, the Mountain Properties, Milennium Plaza, Polk & Taylor, Colonnade I, Colonnade II and the Walker Building and Columbia Seafirst Center appearing in the Current Report of EOP Operating Limited Partnership on Form 8-K dated June 26, 1998; have all been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of Beacon Properties, L.P., appearing in the Current Report on Form 8-K/A of EOP Operating Limited Partnership filed with the Commission on February 18, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The legality of the Exchange Notes and the Exchange Warrants will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. In addition, the description of federal income tax consequences under the heading "Federal Income Tax Consequences" is based upon the opinion of Hogan & Hartson L.L.P., special tax counsel for the Company.

                                    GLOSSARY

     For purposes of this Prospectus, the following capitalized terms shall have the meanings set forth below:

     "Adjusted Total Assets" means Total Assets together with the increase or decrease in Total Assets, as described in "Description of the Exchange Notes -- Certain Indenture Covenants -- Limitations on Incurrence of Debt."

     "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant in DTC's ATOP that is tendering Private Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery), and that the agreement may be enforced against such participant.

     "Applicable Spread" means the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the Exchange MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the Exchange MOPPRS, and
(iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Exchange MOPPRS, the Company and the Trustee.

     "ATOP" means Automated Tender Offer Program.

     "Beneficial Owner" means an actual purchaser of an Exchange Note.

     "Book-Entry Confirmation" means a confirmation of a book-entry transfer.

     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, and Boston, Massachusetts, are open for business.

     "Bylaws" means the bylaws adopted by the Board of Trustees of the Trust, as amended from time to time.

     "Cede" means Cede & Co., as DTC's nominee.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, $.01 par value per share, of the Trust.

     "Company" means either EOP Operating Limited Partnership, a Delaware limited partnership, alone as an entity, or, as the context may require, the combined enterprise consisting of EOP Operating Limited Partnership and one or more of its subsidiaries, and the predecessors thereof, except as defined in "Description of the Exchange Notes," where "the Company" does not include the subsidiaries. All references to the historical activities of EOP Operating Limited Partnership refer to the activities of the Equity Office Predecessors.


     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Exchange MOPPRS being purchased.



     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the

Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.



     "Contingent Payment Regulations" means Treasury Regulations that govern debt instruments that provide for contingent payments.


     "Debt Securities" means all the debt securities issued by the Company under the Indenture.

     "Debt to Market Capitalization Ratio" means the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares, Preferred Shares and Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a partner in excess of the Company's proportionate share of such debt.

     "Declaration of Trust" means the Trust's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.


     "Determination Date" means the third business day immediately preceding the Remarketing Date.



     "Dollar Price" means, with respect to the Exchange MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.


     "DTC" means The Depository Trust Company, New York, New York.


     "Eligible Institution" means an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.



     "Equity Office Predecessors" means, on a combined basis, the office properties and parking facilities and the management business that were combined into the Company pursuant to its formation.


     "Exchange Agent" means State Street Bank and Trust Company.


     "Exchange MOPPRS" means the MOPPRS issued in a registered exchange offer for the MOPPRS of the same series with terms identical in all material respects to the MOPPRS.



     "Exchange Notes" means the 6.375% Notes due 2003, 6.50% Notes due 2004, 6.763% Notes due 2007, 6.750% Notes due 2008, Exchange MOPPRS and 7.50% Notes due 2028 offered in this Exchange Offer.


     "Exchange Offer" means the offer by the Company to exchange the Exchange Notes and the Exchange Warrants, which have been registered under the Securities Act, for an equal principal amount of the Company's outstanding Private Notes and an equal amount of the Company's outstanding Private Warrants, respectively.

     "Exchange Warrants" means the debt warrants of the Company offered in this Exchange Offer entitling holders thereof to purchase an aggregate of $300,000,000 in principal amount of the Underlying Notes.


     "Expiration Date" means October 6, 1998 unless the Exchange Offer is extended by the Company.



     "February Exchange Notes" means the 2003 Exchange Notes, the 2008 Exchange Notes and the Exchange MOPPRS.

     "February Private Notes" means the 2003 Notes, the 2008 Notes and the
MOPPRS.


     "GAAP" means generally accepted accounting principles in the United States.

     "Global Securities" means one or more global notes evidencing each series of Exchange Notes and the Exchange Warrants in book-entry form.

     "Holders" means the persons in whose names the applicable Notes are registered in the security register applicable to the Notes.

     "Indenture" means the indenture, dated as of September 2, 1997, as amended or supplemented, between the Company and the Trustee.

     "Indirect Participants" means Participants, including certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the DTC system.

     "Initial Purchasers" means, in the case of the 2004 Notes and the 2028 Notes, J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc. In the case of the 2007 Notes and the Private Warrants, "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC.


     "Interest Payment Date" means, with respect to the June Private Notes, the June Exchange Notes, and the Underlying Notes, the semiannual dates June 15 and December 15, commencing, with respect to the June Private Notes and the June Exchange Notes, December 15, 1998, and June 15, 2000, with respect to the Underlying Notes, and, with respect to the February Private Notes and the February Exchange Notes, the semiannual dates February 15 and August 15.


     "IRS" means the United States Internal Revenue Service.


     "June Exchange Notes" means the 2004 Exchange Notes, the 2007 Exchange Notes and the 2028 Exchange Notes.



     "June Private Notes" means the 2004 Notes, the 2007 Notes and the 2028
Notes.


     "Letter of Transmittal" means the letter of transmittal accompanying this Prospectus.

     "LIBOR" means the London Interbank Offering Rate.

     "Maturity Date" means the applicable Stated Maturity Date or date of earlier redemption or acceleration, as the case may be, of the Notes.


     "MOPPRS" means the $100,000 of 6.376% MandatOry Par Put Remarketed Securities(SM) due 2012.


     "Notes" means the Private Notes, the Underlying Notes and the Exchange
Notes.

     "Notice of Guaranteed Delivery" means a properly completed and duly executed notice of guaranteed delivery.


     "Notification Date" means a Business Day not later than five Business Days prior to the Remarketing Date on which the Remarketing Dealer gives notice to the Company and the Trustee of its intention to purchase the MOPPRS for remarketing.


     "NYSE" means the New York Stock Exchange, Inc.

     "Outstanding" means the Debt Security has been authenticated and delivered under the Indenture unless, among other things, such Debt Security has been cancelled or redeemed.

     "Participants" means organizations which are participants in DTC.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, real estate investment trust, or government or any agency or political subdivision thereof.

     "Private Notes" means the 2003 Notes, the 2004 Notes, the 2007 Notes, the 2008 Notes, the MOPPRS and the 2028 Notes.


     "Private Warrants" means the debt warrants of the Company entitling holders thereof to purchase, on the eighteen month anniversary of the date of issuance, an aggregate of $300,000,000 in principal amount of the Underlying Notes.


     "Pro Forma Basis" means giving effect to the following transactions which occurred subsequent to June 30, 1998: (i) the acquisition or probable acquisition of 13 office properties; (ii) the purchase of a mortgage receivable for $245.0 million; and (iii) the $50.0 million investment in preferred shares of Capital Trust.


     "Prospectus" means this prospectus, as the same may be amended or supplemented from time to time.

     "QIB" means "qualified institutional buyer," as defined in Rule 144A.


     "Redemption Price" means the sum of (i) the principal amount of the Exchange Notes other than the Exchange MOPPRS being redeemed plus accrued interest thereon the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Exchange Notes.



     "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in the City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.



     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated and Salomon Brothers Inc or their respective affiliates which are primarily U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.


     "Registration Rights Agreements" means the registration rights agreements among the Company and the Initial Purchasers, dated as of June 10, 1998.

     "Registration Statement" means the registration statement of the Company on Form S-4, together with all amendments and exhibits, of which this Prospectus is a part.

     "Regular Record Date" means the date 15 calendar days prior to such payment day, regardless of whether such day is a Business Day.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.


     "Remaining Scheduled Payments" means, with respect to the Exchange MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date.



     "Remarketing Date" means February 15, 2002.



     "Remarketing Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.


     "Rule 144A" means Rule 144A under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf Registration Statement" means the shelf registration statement covering resales of the Private Notes and the Private Warrants.

     "Staff" means the staff of the Commission.


     "Stated Maturity Date" means February 15, 2003 in the case of the 2003 Exchange Notes; June 15, 2004, in the case of the 2004 Exchange Notes; June 15, 2007, in the case of the 2007 Exchange Notes; June 15, 2008, in the case of the Underlying Notes; February 15, 2008 in the case of the 2008 Exchange Notes;

February 15, 2012 in the case of the Exchange MOPPRS; and June 15, 2028, in the case of the 2028 Exchange Notes.



     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for such Remarketing Date.


     "Trust" means Equity Office Properties Trust, a Maryland real estate investment trust.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means State Street Bank and Trust Company.


     "2003 Exchange Notes" means the Company's 6.375% Notes due 2003 offered in this Exchange Offer.


     "2004 Exchange Notes" means the Company's 6.50% Notes due 2004 offered in this Exchange Offer.

     "2007 Exchange Notes" means the Company's 6.763% Notes due 2007 offered in this Exchange Offer.


     "2008 Exchange Notes" means the Company's 6.750% Notes due 2008 offered in this Exchange Offer.


     "2028 Exchange Notes" means the Company's 7.25% Notes due 2028 offered in this Exchange Offer.


     "2003 Notes" means the Company's 6.375% Notes due 2003.


     "2004 Notes" means the Company's 6.50% Notes due 2004.

     "2007 Notes" means the Company's 6.763% Notes due 2007.


     "2008 Notes" means the Company's 6.750% Notes due 2008.


     "2028 Notes" means the Company's 7.25% Notes due 2028.

     "Underlying Notes" means the Company's 6.763% Notes due 2008.

     "Warrant Agent" means State Street Bank and Trust Company.

     "Warrant Agreement" means that certain debt warrant agreement, dated June 15, 1998, between the Company and the Warrant Agent.

     "Warrants" means the Private Warrants and the Exchange Warrants.


     "Withholding Agent" means the last U.S. payor in the chain of payment prior to payment to a non-U.S. holder.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
Summary................................    4
Risk Factors...........................   15
The Company............................   18
No Cash Proceeds to the Company........   18
Ratios of Earnings to Fixed Charges....   18
Capitalization.........................   19
Selected Financial Information.........   20
The Exchange Offer.....................   23
Description of the Exchange Notes......   33
Description of the Exchange Warrants...   48
Certain Federal Income Tax
  Consequences.........................   51
Plan of Distribution...................   55
Experts................................   56
Legal Matters..........................   56
Glossary...............................   57


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                 EOP OPERATING
                              LIMITED PARTNERSHIP

                               OFFER TO EXCHANGE


                     $100,000 6.375% NOTES DUE 2003 FOR ANY


                   AND ALL OUTSTANDING 6.375% NOTES DUE 2003


                   $250,000,000 6.50% NOTES DUE 2004 FOR ANY
                    AND ALL OUTSTANDING 6.50% NOTES DUE 2004

                   $300,000,000 6.763% NOTES DUE 2007 FOR ANY
                   AND ALL OUTSTANDING 6.763% NOTES DUE 2007


                     $100,000 6.750% NOTES DUE 2008 FOR ANY


                   AND ALL OUTSTANDING 6.750% NOTES DUE 2008



$345,000 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012 FOR ANY AND
  ALL OUTSTANDING 6.376% MANDATORY PAR PUT REMARKETED SECURITIES(SM) DUE 2012


                   $225,000,000 7.25% NOTES DUE 2028 FOR ANY
                    AND ALL OUTSTANDING 7.25% NOTES DUE 2028

                       300,000 DEBT WARRANTS TO PURCHASE
                       $300,000,000 6.763% NOTES DUE 2008
                   FOR ANY AND ALL OUTSTANDING DEBT WARRANTS

                 TO PURCHASE $300,000,000 6.763% NOTES DUE 2008

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                               SEPTEMBER   , 1998


             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS


     Pursuant to its Agreement of Limited Partnership, the Company is obligated to indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a general partner or a limited partner of the Company or a trustee, director or officer of any general partner and such other persons or entities as the Trust may designate from time to time in its sole discretion (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Company or the general partners or the operation of, or the ownership of property by, any of them as set forth in the Partnership Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the general partners and any Indemnitee, and neither a general partner nor any limited partner shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its indemnity obligations. The Company is obligated to advance amounts to an Indemnitee for expenses upon receipt of (i) a written affirmation of the Indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification and (ii) a written undertaking of the Indemnitee that it will repay any such advances if it shall be ultimately determined that it did not meet such standard of conduct. The foregoing indemnification rights are in addition to any other rights afforded to an Indemnitee under any other agreement, by vote of the partners, under applicable law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified. The Company is authorized to purchase and maintain insurance on behalf of the Indemnitees with respect to the foregoing matters. The Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company. An Indemnitee shall not be denied indemnification in whole or in part because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Partnership Agreement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 4.1*     --   Indenture, dated as of September 2, 1997, between the
               Registrant and State Street Bank and Trust Company, as
               supplemented.
 4.2*     --   First Supplemental Indenture, dated as of February 2, 1998, between the Company and State Street Bank and Trust Company
 4.3**    --   Form of 2004 Exchange Note.
 4.4**    --   Form of 2007 Exchange Note.
 4.5**    --   Form of 2028 Exchange Note.
 4.6**    --   Registration Rights Agreement, dated as of June 10, 1998,
               among the Company and the Initial Purchasers named therein relating to the 2004 Notes and the 2028 Notes.
 4.7**    --   Registration Rights Agreement, dated as of June 10, 1998,
               among the Company and the Initial Purchasers named therein relating to the 2007 Notes and the Private Warrants.
 4.8**    --   Debt Warrant Agreement, dated as of June 15, 1998, between the Company and the Warrant Agent.
 4.9**    --   Form of Global Debt Warrant Certificate representing
               Exchange Warrants.
 4.10     --   Form of 2003 Exchange Note.
 4.11     --   Form of 2008 Exchange Note.
 4.12     --   Form of Exchange MOPPRS.
 5.1      --   Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered.
 8.1      --   Opinion of Hogan & Hartson L.L.P. regarding certain tax
               matters.
10.1*     --   Agreement of Limited Partnership of the Registrant.
10.2      --   Contribution Agreement, dated as of April 30, 1997, among
               the Company and the persons named therein (incorporated
               herein by reference to Exhibit 10.4 to the Trust's Annual
               Report on Form 10-K, as amended, for the fiscal year ended
               December 31, 1997).
10.3      --   Agreement and Plan of Merger, dated September 15, 1997, as amended among the Registrant, the Trust, Beacon and Beacon
               Partnership (incorporated herein by reference to Exhibit 2.1 to the Trust's Current Report or Form 8-K dated September
               15, 1997.)
12.1      --   Statement of Computation of Ratios.
23.1      --   Consent of Hogan & Hartson L.L.P. (included as part of
               Exhibit 5.1).
23.2      --   Consent of Hogan & Hartson L.L.P. (included as part of
               Exhibit 8.1).
23.3      --   Consent of Ernst & Young LLP.
23.4      --   Consent of PricewaterhouseCoopers LLP
24.1**    --   Power of Attorney (included in the Signature Page).
25.1***   --   Statement of Eligibility of the Trustee on Form T-1.
99.1**    --   Form of Letter of Transmittal.
99.2**    --   Form of Notice of Guaranteed Delivery.


---------------
  * Incorporated herein by reference to the same-numbered exhibit to the Trust's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.


 ** Previously filed.



*** Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-4, File No. 333-47347.

ITEM 22. UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, such changes in volume and price represent no more than a 20% change in the maximum aggregated offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (8) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 31st day of August, 1998.


                                          EOP Operating Limited Partnership
                                          By: Equity Office Properties Trust


                                          By:        /s/ SAMUEL ZELL


                                            ------------------------------------

                                                        Samuel Zell


                                                   Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 31st day of August, 1998.



                       SIGNATURE                                                 TITLE
                       ---------                                                 -----
                           *                                   President, Chief Executive Officer and
--------------------------------------------------------       Trustee (principal executive officer)
                  Timothy H. Callahan

                           *                                   Chief Financial Officer (principal
--------------------------------------------------------       financial officer and principal
                   Richard D. Kincaid                          accounting officer)

                    /s/ SAMUEL ZELL                            Chairman of the Board and Trustee
--------------------------------------------------------
                      Samuel Zell

                           *                                   Trustee
--------------------------------------------------------
                   Sheli Z. Rosenberg

                           *                                   Trustee
--------------------------------------------------------
                  Thomas E. Dobrowski

                                                               Trustee
--------------------------------------------------------
                  James D. Harper, Jr.

                                                               Trustee
--------------------------------------------------------
                   Jerry M. Reinsdorf

                                                               Trustee
--------------------------------------------------------
                  William M. Goodyear

                                                               Trustee
--------------------------------------------------------
                    David K. McKown

                                                               Trustee
--------------------------------------------------------
                     H. Jon Runstad

                           *                                   Trustee
--------------------------------------------------------
                    Edwin N. Sidman

                       SIGNATURE                                                 TITLE
                       ---------                                                 -----
                           *                                   Trustee
--------------------------------------------------------
                    D. J. A. de Bock

            * Pursuant to Power of Attorney

By: /s/ SAMUEL ZELL
--------------------------------------------------------
    Samuel Zell
    Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                                                                               PAGE
  NO.                                    DESCRIPTION OF EXHIBIT                       NO.
-------                                  ----------------------                       ----
 4.1*        --       Indenture, dated as of September 2, 1997, between the
                      Registrant and State Street Bank and Trust Company.
 4.2*        --       First Supplemental Indenture, dated as of February 2, 1998, between the Company and State Street Bank and Trust Company
 4.3**       --       Form of 2004 Exchange Note.
 4.4**       --       Form of 2007 Exchange Note.
 4.5**       --       Form of 2028 Exchange Note.
 4.6**       --       Registration Rights Agreement, dated as of June 10, 1998,
                      among the Company and the Initial Purchasers named therein relating to the 2004 Notes and the 2028 Notes.
 4.7**       --       Registration Rights Agreement, dated as of June 10, 1998,
                      among the Company and the Initial Purchasers named therein relating to the 2007 Notes and the Private Warrants.
 4.8**       --       Debt Warrant Agreement, dated as of June 15, 1998, between the Company and the Warrant Agent.
 4.9**       --       Form of Global Debt Warrant Certificate representing
                      Exchange Warrants.
 4.10        --       Form of 2003 Exchange Note.
 4.11        --       Form of 2008 Exchange Note.
 4.12        --       Form of Exchange MOPPRS.
 5.1         --       Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered.
 8.1         --       Opinion of Hogan & Hartson L.L.P. regarding certain tax
                      matters.
10.1*        --       Agreement of Limited Partnership of the Registrant.
10.2         --       Contribution Agreement, dated as of April 30, 1997, among
                      the Company and the persons named therein (incorporated
                      herein by reference to Exhibit 10.4 to the Trust's Annual
                      Report on Form 10-K, as amended, for the fiscal year ended
                      December 31, 1997).
10.3         --       Agreement and Plan of Merger, dated September 15, 1997, as amended, among the Registrant, the Trust, Beacon and Beacon
                      Partnership (incorporated herein by reference to Exhibit 2.1 to the Trust's Current Report on Form 8-K dated September
                      15, 1997).
12.1         --       Statement of Computation of Ratios.
23.1         --       Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 5.1).
23.2         --       Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 8.1)
23.3         --       Consent of Ernst & Young L.L.P.
23.4         --       Consent of PricewaterhouseCoopers LLP
24.1**       --       Power of Attorney (included in the Signature Page).
25.1***      --       Statement of Eligibility of the Trustee on Form T-1.
99.1**       --       Form of Letter of Transmittal.
99.2**       --       Form of Notice of Guaranteed Delivery.


---------------
* Incorporated herein by reference to the same-numbered exhibit to the Trust's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.


**  Previously filed.



*** Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-4, File No. 333-47347.